Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-133943 and 333-133943-03

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee

7.50% Enhanced Trust Preferred Securities (Enhanced TRUPS®)	$300,000,000	$32,100.00(1)

(1)	The filing fee of $32,100.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, a filing fee of $195,146.60 has already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-126495) filed by Capital One Financial Corporation and Capital One Capital II on October 18, 2005 and is being carried forward. The filing fee of $32,100.00 due for this offering is offset against the registration fee previously paid and $163,046.60 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PROSPECTUS SUPPLEMENT
(To prospectus dated May 9, 2006)

12,000,000 Securities

Capital One Capital II

$25 Liquidation Amount

7.50% Enhanced Trust Preferred Securities (Enhanced TRUPS®)

Fully and unconditionally guaranteed,

as described in this prospectus supplement, by

Capital One Financial Corporation

Capital One Capital II, a Delaware statutory trust, will offer for sale the 7.50% enhanced trust preferred securities (the “Enhanced TRUPS”), each with a $25 liquidation amount, representing undivided preferred beneficial interests in its assets, and will sell to Capital One Financial Corporation common securities representing undivided common beneficial interests in its assets. The trust will use the proceeds from the sale of the Enhanced TRUPS and its common securities to buy an equal principal amount of 7.50% Capital One Financial Corporation junior subordinated debt securities with a maturity date of June 15, 2066. Distributions on the Enhanced TRUPS will be payable quarterly in arrears, commencing on September 15, 2006.

Application will be made to list the Enhanced TRUPS on the New York Stock Exchange. If approved for listing, we expect the Enhanced TRUPS will begin trading on the New York Stock Exchange within 30 days after they are first issued.

We can defer interest payments on the junior subordinated debt securities to be owned by the trust as described in this prospectus supplement. If we defer interest payments, the trust also will defer distribution payments on the Enhanced TRUPS. Additional distributions on the Enhanced TRUPS will accumulate on the deferred distributions at an annual rate equal to 7.50%, compounded quarterly, to the extent permitted by law. If we have deferred interest payments on the junior subordinated debt securities for a period of more than five consecutive years, we will be required to use commercially reasonable efforts to sell our common stock or, at our option, certain qualified preferred stock, and to pay interest on the junior subordinated debt securities only from the net proceeds of those sales of securities.

We may redeem some or all of the junior subordinated debt securities at any time on or after June 15, 2011. In addition, the junior subordinated debt securities may be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law or interpretation occur and certain other conditions are satisfied. We will not redeem the junior subordinated debt securities unless we obtain the prior approval of the Board of Governors of the Federal Reserve System to do so, if such approval is then required. To the extent we redeem the junior subordinated debt securities, the trust must redeem a corresponding amount of the Enhanced TRUPS.

Investing in the Enhanced TRUPS involves risks that we describe in “ Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Enhanced TRUPS are undivided preferred beneficial interests in a trust and are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

	Per Security		Total
Public offering price	$25.00		$300,000,000	(1)
Underwriting commissions to be paid by Capital One Financial Corporation	$0.7875	(2)	$9,335,000
Proceeds (before expenses)	$24.2125	(2)	$290,665,000

(1)	The underwriters also may purchase up to an additional 1,800,000 Enhanced TRUPS at the public offering price within 15 days of the date of this prospectus supplement in order to cover over-allotments, if any.
(2)	For sales to certain institutions, the underwriting discount will be $0.50 per Enhanced TRUPS and the proceeds to us will be $24.50 per Enhanced TRUPS.

Capital One Financial Corporation and the trust expect that the Enhanced TRUPS will be ready for delivery in book-entry form only through The Depository Trust Company on or about June 6, 2006.

Citigroup Sole Structuring Coordinator	JPMorgan	Morgan Stanley	Wachovia Securities

Merrill Lynch & Co.		UBS Investment Bank

Banc of America Securities LLC

Barclays Capital

Credit Suisse

Deutsche Bank

Lehman Brothers

RBC Capital Markets

The date of this prospectus supplement is May 24, 2006

TRUPS® is a registered service mark of Citigroup Global Markets Inc. Citigroup Global Markets Inc. has applied for patent protection for the Enhanced TRUPS® structure described in this prospectus supplement.

You should rely only on information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we, the trust nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

In this prospectus supplement, except where the context indicates otherwise, “we,” “us,” “our” and “the Corporation” each refer to Capital One Financial Corporation and “trust” refers to Capital One Capital II.

SUMMARY INFORMATION—Q&A

You should read this summary information together with the more detailed information and financial statements and notes to the financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the Enhanced TRUPS and the related guarantee and junior subordinated debt securities. You should read this prospectus supplement and the accompanying prospectus carefully to understand fully the terms of the Enhanced TRUPS as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Enhanced TRUPS. You should pay special attention to the discussion under “Risk Factors” to determine whether an investment in the Enhanced TRUPS is appropriate for you.

What are the Enhanced TRUPS?

Each trust preferred security represents an undivided beneficial interest in the assets of the trust. Each trust preferred security entitles the holder to receive quarterly cash distributions as described in this prospectus supplement. We will irrevocably guarantee that if a payment on the junior subordinated debt securities is made to the trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the Enhanced TRUPS, then we will make payments directly to the holders of the Enhanced TRUPS or cause the trust to do so.

Who is Capital One Capital II?

Capital One Capital II is a Delaware statutory trust. Its principal offices are located at 1680 Capital One Drive, McLean, Virginia 22102, and its telephone number is (703) 720-1000. All of the common securities of the trust are owned by us. The trust will use all of the proceeds from this offering of its Enhanced TRUPS and the sale of its common securities to us to buy our junior subordinated debt securities, which will have the same financial terms as the Enhanced TRUPS.

Who is Capital One Financial Corporation?

Capital One Financial Corporation is a bank holding company incorporated in Delaware on July 21, 1994. Our subsidiaries market a variety of consumer financial products and services, including credit card, consumer lending, deposit and motor vehicle financing products.

When will you receive distributions on the Enhanced TRUPS?

If you hold Enhanced TRUPS, you will be entitled to receive cumulative cash distributions at an annual rate of 7.50% of the liquidation amount of $25 per trust preferred security. Distributions will accumulate from the date the trust first issues the Enhanced TRUPS and will be paid quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2006. The trust’s only source of cash to make payments on the Enhanced TRUPS will be the payments it receives on the junior subordinated debt securities it will purchase from us.

When can payment of your distributions be deferred?

We may defer interest payments on the junior subordinated debt securities, on one or more occasions, for up to 20 consecutive quarterly periods, or five years, subject to certain exceptions. See “Description of the Junior Subordinated Debt Securities—Option to Defer Interest Payments.” If we defer interest payments on the junior subordinated debt securities, the trust also will defer distributions on the Enhanced TRUPS. Additional distributions on the Enhanced TRUPS will accumulate on the deferred distributions while interest payments on the junior subordinated debt securities are deferred. During any deferral period, with limited exceptions, neither we nor our subsidiaries will be permitted to declare or pay any dividends, distributions or interest on, or redeem, purchase, acquire or make a liquidation, principal or premium payment with respect to, any of our capital stock or the capital stock of our subsidiaries, or any of our other securities that rank equally with or junior to the junior subordinated debt securities or to make any guarantee payments with respect to the securities.

What will happen following an optional deferral period?

If we fail to pay all accrued and unpaid interest on the junior subordinated debt securities after a five year deferral period, we will be required to sell our common stock or, at our option, certain qualified preferred stock, and use the net proceeds of those sales to pay all accrued and unpaid interest on the junior subordinated debt securities on or prior to the next interest payment date, unless a supervisory event has occurred or we notify the trust that a market disruption event has occurred. In any event, we will not be required to pay interest on the junior subordinated debt securities at a time when the payment of interest would violate the terms of any securities issued by us or one of our subsidiaries or the terms of a contract binding on us or one of our subsidiaries. See “Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Equity Sales.” We will be prohibited from paying interest on the junior subordinated debt securities from any other source until all accrued and unpaid interest has been paid using the net proceeds of the equity sales.

If we should use other sources to make deferred interest payments after deferring payment for five consecutive years, this would breach our obligations under the junior subordinated debt securities, but it would not be an event of default under the indenture that would permit the trust or the holders of the Enhanced TRUPS to accelerate the junior subordinated debt securities. In addition, our failure to pay interest on the junior subordinated debt securities for up to five additional years following a deferral period, or a total of up to 10 years, would not constitute an event of default that would give rise to an acceleration right under the indenture. However, an event of default and acceleration will occur if we fail to pay all accrued and unpaid interest after 10 consecutive years have elapsed from the commencement of a deferral period.

What source of funds must we use to pay deferred interest after a five-year optional deferral?

If we were to optionally defer interest payments on the junior subordinated debt securities for a five year period, we would be required thereafter to use commercially reasonable efforts to raise a new equity amount, as defined under “Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Equity Sales,” at least equal to the aggregate amount of interest on the junior subordinated debt securities that would be accrued and unpaid as of the next interest payment date. We have agreed to pay all such accrued and unpaid interest on the junior subordinated debt securities to the extent, and only to the extent, of the new equity amount, provided that our use of other sources of funds to pay interest payments would not, by itself, be an event of default under the indenture that would permit the trust or the holders of Enhanced TRUPS to accelerate the junior subordinated debt securities. At maturity of the junior subordinated debt securities, or in the case of an event of default and acceleration under the indenture, we will be required to pay accrued and unpaid interest without regard to the source of funds.

When can the trust redeem the Enhanced TRUPS?

The trust must redeem all of the outstanding Enhanced TRUPS on the maturity date of the junior subordinated debt securities, on June 15, 2066.

Some or all of the Enhanced TRUPS may be redeemed before June 15, 2066 on one or more occasions any time on or after June 15, 2011. See “Risk Factors—You should not rely on the distributions from the Enhanced

TRUPS through their maturity date—they may be redeemed at our option or if certain changes in tax, investment company or bank regulatory law occur.” Also, the Enhanced TRUPS may be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law or if certain interpretations occur and certain other conditions are satisfied. We may need regulatory approval to redeem the Enhanced TRUPS and such redemption will be subject to the capital replacement covenant discussed below. See “Risk Factors—You should not rely on the distributions from the Enhanced TRUPS through their maturity date—they may be redeemed at our option or if certain changes in tax, investment company or bank regulatory law occur,” “Description of the Junior Subordinated Debt Securities—Redemption—Redemption Upon a Special Event” and “Description of the Capital Replacement Covenant” below.

What is the Capital Replacement Covenant?

We will covenant, for the benefit of holders of a designated series of our indebtedness, that we will not redeem the junior subordinated debt securities prior to June 15, 2036, unless:

•	during the six-month period prior to such redemption we have received net proceeds in the amounts specified in the capital replacement covenant, from the sale of securities that have “equity-like characteristics” that are the same as, or more equity-like than the applicable characteristics of the junior subordinated debt securities at the time of such redemption; and

•	we have obtained the prior concurrence or approval of the Federal Reserve Board (which includes the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond, or its successor as our primary federal banking regulator) prior to effecting such redemption, if such concurrence or approval is then required by the Federal Reserve Board.

The capital replacement covenant is not intended for the benefit of holders of the junior subordinated debt securities or Enhanced TRUPS and may not be enforced by them. For a more detailed description of the capital replacement covenant see “Description of the Capital Replacement Covenant,” below.

What is our guarantee of the Enhanced TRUPS?

We will irrevocably and unconditionally guarantee that if a payment on the junior subordinated debt securities is made to the trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the Enhanced TRUPS, then we will make payments directly to the holders of the Enhanced TRUPS or cause the trust to do so.

The guarantee does not cover payments when the trust does not have sufficient funds available to make payments on the Enhanced TRUPS. Your remedy in such an event is as described in the prospectus under “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee.” Our obligations under the guarantee will be subordinated in right of payment to our senior indebtedness and to all obligations and other indebtedness of our subsidiaries, as described under “Description of the Enhanced TRUPS Guarantee” in this prospectus supplement.

How will the junior subordinated debt securities and the guarantee rank?

Our obligations under the junior subordinated debt securities and the guarantee will rank junior to all of our senior indebtedness, including junior subordinated debt securities now or subsequently issued under junior subordinated debt indentures in connection with the issuance of traditional Tier 1 trust preferred securities (other than Enhanced TRUPS of the type described in this prospectus or other securities that by their terms rank junior to or pari passu with the Enhanced TRUPS) and will rank pari passu with our trade accounts payable and other liabilities as described in “Description of the Junior Subordinated Debt Securities—Subordination.” This means that we cannot make any payments on the junior subordinated debt securities or the guarantee if we default on a payment of senior indebtedness and do not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, our obligations under the junior subordinated debt securities and the guarantee will be structurally subordinated to all existing and future liabilities of our subsidiaries.

The junior subordinated debt securities and the guarantee will rank senior to all of our equity securities, including any preferred stock that we may issue in the future.

When could the junior subordinated debt securities be distributed to you?

We have the right to dissolve the trust at any time. If we dissolve the trust, the trust can be liquidated by distributing the junior subordinated debt securities to holders of the Enhanced TRUPS and the common securities on a proportionate basis. See “Description of the Enhanced TRUPS—Optional Liquidation of Capital One Capital II and Distribution of Junior Subordinated Debt Securities” and “Description of the Junior Subordinated Debt Securities—Distribution of the Junior Subordinated Debt Securities.”

Will the Enhanced TRUPS be listed on a stock exchange?

Application will be made to list the Enhanced TRUPS on the New York Stock Exchange. If approved for listing, we expect the Enhanced TRUPS will begin trading on the New York Stock Exchange within 30 days after they are first issued. If the junior subordinated debt securities are distributed, we will use our best efforts to list those securities on the New York Stock Exchange, or any other exchange on which the Enhanced TRUPS are then listed.

What is the anticipated U.S. federal income tax treatment of the Enhanced TRUPS?

In connection with the issuance of the Enhanced TRUPS, Cleary Gottlieb Steen & Hamilton LLP, our special tax counsel, will render its opinion that, while there is no authority directly on point and the issue is not free from doubt, the junior subordinated debt securities will be treated for United States federal income tax purposes as our indebtedness. This opinion is subject to certain customary conditions. By investing in the Enhanced TRUPS, each beneficial owner of Enhanced TRUPS agrees to treat the subordinated debentures as debt for U.S. federal income tax purposes.

Under that treatment, interest payments on the junior subordinated debt securities will be taxable to U.S. holders as ordinary interest income at the time that such payments are accrued or are received (in accordance with such holders’ method of tax accounting). If a deferral of an interest payment occurs, holders will be required to accrue income for U.S. federal income tax purposes in an amount equal to the accumulated interest on the junior subordinated debt securities, in the form of original issue discount, even though cash distributions are deferred and even though such holders may be cash basis taxpayers. See “United States Federal Income Tax Considerations.”

Do holders of the Enhanced TRUPS have any voting rights?

Generally, holders of the Enhanced TRUPS do not have any voting rights. See “Description of the Enhanced TRUPS—Voting Rights.”

In what form will the Enhanced TRUPS be issued?

The Enhanced TRUPS will be represented by one or more global certificates that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Enhanced TRUPS and that your broker will maintain your position in the Enhanced TRUPS.

RISK FACTORS

Your investment in the Enhanced TRUPS will involve some risks. You should consider carefully the following discussion of the risks and the other information in this prospectus supplement and the accompanying prospectus before deciding whether to make an investment in the Enhanced TRUPS. Also, an investment in the Enhanced TRUPS is an indirect investment in the junior subordinated debt securities because the trust will rely on the payments it receives on the junior subordinated debt securities to fund all payments on the Enhanced TRUPS and, upon any liquidation of the trust, holders of the Enhanced TRUPS may receive junior subordinated debt securities.

The trust may be unable to make distributions on the Enhanced TRUPS if we default on our senior indebtedness because our obligations to make payments on the junior subordinated debt securities and the guarantee are subordinate to our payment obligations under our senior indebtedness.

Because of the subordinated nature of the guarantee and the junior subordinated debt securities, we (i) will not be permitted to make any payments of principal, including redemption payments, or interest payments on the junior subordinated debt securities if we default on our senior indebtedness, as described under “Description of the Junior Subordinated Debt Securities—Subordination” in this prospectus supplement and the accompanying prospectus, (ii) will not be permitted to make payments on the guarantee if we default on any of our other liabilities, including senior indebtedness, other than liabilities that are equal with or subordinate to the guarantee by their terms as described under “Description of the Enhanced TRUPS Guarantee” in this prospectus supplement, and (iii) must pay all our senior indebtedness before we make any payments on the junior subordinated debt securities or the guarantee if we become bankrupt, liquidate or dissolve.

None of the Enhanced TRUPS, the junior subordinated debt securities or the guarantee limit our or our subsidiaries’ ability to incur additional indebtedness, including indebtedness that ranks senior to the junior subordinated debt securities and the guarantee.

The junior subordinated debt securities and the guarantee will be effectively subordinated to the obligations of our subsidiaries.

As a bank holding company, our primary source of cash flow to make payments on the junior subordinated debt securities and the guarantee will be dividends or distributions from our subsidiaries. As such, the junior subordinated debt securities and the guarantee will be effectively subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the junior subordinated debt securities, the Enhanced TRUPS or the guarantee.

The guarantee only guarantees payments on the Enhanced TRUPS if the trust has cash available.

If we fail to make payments on the junior subordinated debt securities, the trust will be unable to make the related distribution, redemption or liquidation payments on the Enhanced TRUPS to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the junior subordinated debt securities, you may rely on the institutional trustee of the trust to enforce the trust’s rights under the junior subordinated debt securities or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed. For more information on the institutional trustee, see “Description of the Enhanced TRUPS.”

Our right to defer interest payments on the junior subordinated debt securities has tax consequences for you.

We can, on one or more occasions, defer interest payments on the junior subordinated debt securities for up to 20 consecutive quarterly periods, or five years. Upon the termination of any deferral period and the payment of all amounts then due, we may elect to begin a new deferral period. Consequently, there could be multiple deferral periods of varying lengths throughout the term of the junior subordinated debt securities. If we defer interest payments on the junior subordinated debt securities, the trust also will defer distribution payments on the Enhanced TRUPS and the common securities.

If we defer interest payments on the junior subordinated debt securities and the trust correspondingly defers distributions on the Enhanced TRUPS, you will be required to include accrued interest income for the deferred interest on the junior subordinated debt securities allocable to your share of the Enhanced TRUPS in your gross income for United States federal income tax purposes (in the form of original issue discount, determined on a constant yield method) prior to receiving any cash distributions. In addition, you will not receive cash from the trust related to that income if you sell your Enhanced TRUPS prior to the record date for those distributions.

You should consult with your own tax advisor regarding the tax consequences of an investment in the Enhanced TRUPS. Please read the “United States Federal Income Tax Considerations” section in this prospectus supplement for more information regarding the tax consequences of holding and selling the Enhanced TRUPS.

You may not receive distributions on the Enhanced TRUPS for a total of up to 10 years if one or more market disruption events or supervisory events occur after the first five years of interest deferral or if we are otherwise unable to issue stock.

If we elect to defer interest payments for 20 consecutive quarterly periods, or five years, we will be prohibited from paying current or accrued and unpaid interest after such deferral period from any source other than the new equity amount, as described under “Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Equity Sales.” In addition, following such five-year deferral period, we may fail to pay interest for up to an additional five years, resulting in a total of up to 10 years without payment of interest on the junior subordinated debt securities and, correspondingly, without payment of distributions on the Enhanced TRUPS, if a supervisory event occurs or if we have notified the trust of the occurrence of one or more market disruption events.

Even in the absence of a supervisory event or our notice to the trust of a market disruption event, our ability to sell our stock will depend on a variety of factors within and beyond our control, including, without limitation, our financial performance, the strength of the equity markets generally, the relative demand for stock of companies within our industry, dilution caused by prior stock offerings and the expectation among investors that future stock offerings may cause additional dilution. It is possible that we may need shareholder approval to sell our stock, for example to approve an amendment to our certificate of incorporation increasing the number of authorized shares or to comply with stock exchange regulation, and we may not be successful in obtaining this approval. If we do not sell sufficient stock to fund interest payments in these circumstances, we will not be permitted to pay interest to the trust, even if we have cash available from other sources.

If interest payments are deferred for more than five consecutive years, we will not be permitted to pay current interest on the junior subordinated debt securities until we have paid all outstanding deferred interest using the proceeds of equity sales, and this could have the effect of extending interest deferral periods.

If we have deferred interest payments on the junior subordinated debt securities for a period of more than five consecutive years, we will be prohibited from paying current interest on the junior subordinated debt securities until all accrued and unpaid interest has been paid using the net proceeds of certain equity sales. As a result, after a deferral of interest payments for more than five consecutive years, we may not be able to pay either current or deferred interest on the junior subordinated debt securities (even though we have available funds) if we do not undertake or complete equity sales that raise sufficient proceeds to satisfy our outstanding deferred interest obligations. Accordingly, the occurrence of a supervisory event or a market disruption event could have the effect of extending interest deferral periods.

If we fail to pay all accrued and unpaid interest, you will not be able to accelerate payment of the junior subordinated debt securities until 10 years after the commencement of a deferral period.

If we fail to pay all accrued and unpaid interest on the junior subordinated debt securities on or by the next interest payment date following a five-year deferral period, such failure will constitute a default under the indenture; however, prior to the expiration of 10 consecutive years after the commencement of a deferral period, the occurrence of such a default will not entitle the trustee or the holders of the junior subordinated debt securities to declare the principal amount of the junior subordinated debt securities immediately due and payable. Instead, the trustee and the holders of the junior subordinated debt securities will, prior to the expiration of 10 consecutive years after the commencement of such deferral period, only have the right to seek payment of such interest.

You have limited remedies for defaults under the indenture.

Although various events may constitute defaults under the indenture, a default that is not an “event of default and acceleration” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon our failure to pay in full all interest accrued upon the conclusion of a deferral period of 10 consecutive years or as a result of certain specified events of bankruptcy, insolvency, or reorganization of Capital One Financial Corporation or, under certain circumstances, the dissolution of the trust. See “Description of the Junior Subordinated Debt Securities—Events of Default—Indenture Events of Default and Acceleration.”

We must obtain Federal Reserve Board approval before we may pay deferred interest with the proceeds of an equity sale.

The indenture for the junior subordinated debt securities provides that we must notify the Federal Reserve Board if we are required to pay deferred interest with the proceeds of an equity sale and that we may not sell our common stock or qualified preferred stock or apply the net proceeds of such a sale to pay deferred interest if such actions have not been approved by the Federal Reserve Board. Accordingly, if we elect to defer interest for 20 consecutive quarterly interest payment dates, or five years, and do not obtain the prior approval of the Federal Reserve Board thereafter, we will be unable to pay interest and may continue to defer interest pending such approval for an additional period of up to 20 consecutive quarterly interest payment dates without triggering an event of default and acceleration under the indenture. As a result, we could defer interest for up to 40 consecutive quarterly interest payment dates, or 10 years, without being required to sell our common stock to raise a new equity amount, as defined in “Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Equity Sales.”

The Federal Reserve Board may permit us to sell shares while prohibiting us from paying deferred interest.

The indenture for the junior subordinated debt securities requires that the Federal Reserve Board approve both (i) a sale of our common stock or qualified preferred stock and (ii) the application of the net proceeds of such a sale to pay deferred interest on the junior subordinated debt securities. The Federal Reserve Board thus will be able, without triggering an event of default and acceleration under the indenture, to permit us to sell shares of our common stock or qualified preferred stock but to prohibit us from applying the proceeds of such sale to pay deferred interest on the junior subordinated debt securities.

If you waive our covenants to pay deferred interest only with the net proceeds of certain equity sales, our credit rating may be negatively affected.

The indenture contains covenants that, after 20 consecutive quarters of optional deferral, permit us to pay deferred interest only with net proceeds from the sale of shares of our common stock or, at our option, certain qualified preferred stock, as described in “Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Equity Sales.” These covenants may be amended, and compliance with these covenants may be waived, solely by the holders of a majority of the liquidation amount of outstanding trust securities, and no holder of our senior indebtedness will have the right to enforce these covenants. Although, in the short term, you may have an economic incentive to waive these covenants in order to receive current or deferred interest, if such covenants are waived and we pay deferred interest with funds received from any other source, our credit rating may be negatively affected. A negative effect on our credit rating may have an adverse effect on our business or financial condition, which in turn could have an adverse effect on our ability to pay future interest on the junior subordinated debt securities.

You should not rely on the distributions from the Enhanced TRUPS through their maturity date—they may be redeemed at our option or if certain changes in tax, investment company or bank regulatory law occur.

The Enhanced TRUPS may be redeemed, in whole, at any time, or in part, from time to time, on or after June 15, 2011 at a redemption price equal to $25 per trust preferred security plus any accrued and unpaid distributions to the redemption date. You should assume that we will exercise this redemption option if we are able to refinance at a lower interest rate or it is otherwise in our interest to redeem the junior subordinated debt securities. If the junior subordinated debt securities are redeemed, the trust must redeem Enhanced TRUPS and common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt securities to be redeemed. See “Description of the Junior Subordinated Debt Securities—Redemption” below.

If certain changes, which are more fully described below, in tax, investment company or bank regulatory law or interpretations occur and are continuing, and certain other conditions that are more fully described below are satisfied, the Enhanced TRUPS could be redeemed by the trust at any time within 90 days of the event at a redemption price equal to $25 per security plus any accrued and unpaid distributions. See “Description of the Junior Subordinated Debt Securities—Redemption—Redemption Upon a Special Event” and “—Distribution of the Junior Subordinated Debt Securities” below.

Our right to redeem the junior subordinated debt securities is limited by the capital replacement covenant.

We may redeem the junior subordinated debt securities, in whole or in part, before their maturity, on one or more occasions, on or after June 15, 2011, or at any time if certain changes occur in tax or investment company laws and regulations or in the treatment of the Enhanced TRUPS as Tier 1 capital of Capital One Financial Corporation under the capital guidelines of the Federal Reserve Board, or if certain interpretations occur and certain other conditions are satisfied. However, the capital replacement covenant which is described under “Description of the Capital Replacement Covenant,” will limit our right to redeem or repurchase junior subordinated debt securities. In the capital replacement covenant, we will covenant, for the benefit of holders of a designated series of our indebtedness that ranks senior to the junior subordinated debt securities, that we will not redeem junior subordinated debt securities or Enhanced TRUPS on or before June 15, 2036, subject to certain limitations, unless during the six months prior to the redemption date, we have received proceeds from the sale of specified securities.

Accordingly, there could be circumstances in which it would be in the interest of both you and us that some or all of the Enhanced TRUPS be redeemed, and sufficient cash is available for that purpose, but we will be restricted from doing so because we were not able to obtain proceeds from the sale of qualifying securities.

We may cause the distribution of the junior subordinated debt securities to you and dissolve the trust without your consent, which may have adverse tax and other consequences for you.

We may elect to dissolve the trust at any time. If that happens, the trust will redeem the Enhanced TRUPS and the common securities by distributing the junior subordinated debt securities to you and to us, as holder of the common securities, on a pro rata basis, and thereupon the trust will dissolve. Under current United States federal income tax laws, a distribution of junior subordinated debt securities to you on the dissolution of the trust would not be a taxable event to you. A change in law, however, could cause a distribution of junior subordinated debt securities on the dissolution of the trust to be a taxable event to you.

Although we may elect to dissolve the trust and cause the distribution of the junior subordinated debt securities at any time, we do not currently intend to do so. We anticipate that we would consider exercising this right if expenses associated with maintaining the trust were substantially greater than currently expected.

We cannot predict the market prices for the junior subordinated debt securities that may be distributed. Accordingly, any junior subordinated debt securities you receive on a distribution, or the Enhanced TRUPS you hold pending that distribution, may trade at a discount to the price you paid to purchase the Enhanced TRUPS.

Because you may receive the junior subordinated debt securities, you should make an investment decision with regard to the junior subordinated debt securities in addition to the Enhanced TRUPS. You should carefully review all the information regarding the junior subordinated debt securities contained in this prospectus supplement and the accompanying prospectus. See “United States Federal Income Tax Considerations” for more information.

The Federal Reserve Board may be able to restrict our ability to pay interest on or to redeem the junior subordinated debt securities or the ability of the trust to make distributions on or redeem the Enhanced TRUPS.

The Federal Reserve Board will have the right to supervise the trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that a payment, distribution, or redemption would constitute or result in an unsafe and unsound banking practice, the Federal Reserve Board may have the authority to issue orders that could restrict our ability to make interest payments on or to redeem the junior subordinated debt securities or the ability of the trust to make distributions on or to redeem the Enhanced TRUPS.

Trading prices of the Enhanced TRUPS may not reflect the value of accumulated but unpaid interest on the junior subordinated debt securities. Our right to defer interest payments on the junior subordinated debt securities may cause the market price of the Enhanced TRUPS to decline.

The Enhanced TRUPS will be a new series of securities with no established trading market. If we defer interest payments on the junior subordinated debt securities in the future, the market price of the Enhanced TRUPS may not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. The occurrence of one or more deferral periods also may cause additional declines in the market price of the Enhanced TRUPS. If you sell Enhanced TRUPS during a deferral period, you may not receive the same return on investment as someone who continues to hold Enhanced TRUPS. We have no current intention of deferring interest payments on the junior subordinated debt securities and believe that such deferral is a remote possibility. However, the existence of this right to defer interest payments on the junior subordinated debt securities may mean that the market price for the Enhanced TRUPS will be more volatile than other securities that are not subject to these rights.

A classification of the Enhanced TRUPS by the National Association of Insurance Commissioners (“NAIC”) would affect U.S. insurance investors and may affect the value of the Enhanced TRUPS.

The Securities Valuation Office (the “SVO”) of the NAIC may from time to time classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. Under the written guidelines outlined by the SVO, it is not always clear which securities classify as debt, preferred equity or common equity or which features are specifically relevant in making this determination. We understand that the SVO is currently reviewing a number of securities for classification, some of which may have structural features similar to the Enhanced TRUPS offered hereby. We are also aware that the SVO has classified several securities with certain structural features similar to the Enhanced TRUPS, either definitively or preliminarily, as common equity. For this reason, there is a risk that the Enhanced TRUPS may be classified as common equity, if reviewed and classified by the SVO. The NAIC classification of an investment directly affects U.S. insurance company investors because it determines the amount of capital required for such an investment by such investors, but it is not determinative in any way in respect of any other tax, accounting or legal considerations for investors generally. If the NAIC were to classify the Enhanced TRUPS as common equity, the willingness of U.S. insurance investors to hold the Enhanced TRUPS could be reduced, which in turn could reduce the price of the Enhanced TRUPS in any available after-market. As of the date hereof, the NAIC has not provided a view on the classification of our Enhanced TRUPS. There can be no assurance of the classification that the SVO may assign to the Enhanced TRUPS in the future.

We cannot assure you that an active trading market for the Enhanced TRUPS will develop.

Prior to this offering, there has been no public market for the Enhanced TRUPS. We will apply to list the Enhanced TRUPS on the New York Stock Exchange. If approved for listing, we expect trading of the Enhanced TRUPS on the New York Stock Exchange to commence within 30-days after the issuance of the Enhanced TRUPS. The underwriters currently plan to make a market in the Enhanced TRUPS, but are not obligated to do so and may discontinue market making at any time. We cannot assure you that an active trading market for the Enhanced TRUPS will develop or be sustained. If a market were to develop, the Enhanced TRUPS could trade at prices that may be higher or lower than their initial public offering price depending upon many factors, including:

•	prevailing interest rates,

•	the spread on our debt relative to U.S. Government obligations with comparable maturities,

•	our operating results, and

•	the market for similar securities.

There may be no trading market for the junior subordinated debt securities if the trust distributes them to you.

Although we will use our best efforts to list the junior subordinated debt securities on the New York Stock Exchange, or any other exchange on which the Enhanced TRUPS are then listed, if they are distributed, we cannot assure you that the junior subordinated debt securities will be approved for listing or that a trading market will exist for those securities.

You will have limited voting rights as a holder of Enhanced TRUPS.

As a holder of Enhanced TRUPS, you will have limited voting rights relating only, in specified circumstances, to the exercise of the trust’s rights as holder of the junior subordinated debt securities and the guarantee trustee’s rights as holder of the guarantee on your behalf and to the amendment of the declaration of trust. Except during a default with respect to the junior subordinated debt securities, only we can replace or remove any of the trustees or increase or decrease the number of trustees. See “Description of the Enhanced TRUPS—Voting Rights.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Earnings to Fixed Charges:
Including Interest on Deposits	2.96	2.65	2.37	2.31	2.13	1.98	1.87
Excluding Interest on Deposits	5.87	4.68	4.20	3.99	3.59	3.19	2.89

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative. As of the date of this prospectus supplement, we have no preferred stock outstanding and accordingly the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

CAPITAL ONE CAPITAL II

The trust is a statutory trust created on June 2, 2005 under the Delaware Statutory Trust Act, as amended, or Statutory Trust Act, pursuant to a declaration of trust among us, as sponsor, The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee, and two individuals who are officers or employees of ours, as administrative trustees. The declaration of trust, as amended at the date of issuance of the Enhanced TRUPS, is referred to in this prospectus supplement as the declaration of trust. The common securities and the Enhanced TRUPS are also referred to together as the “trust securities.”

The trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

For more information on the trust, see the accompanying prospectus.

CAPITAL ONE FINANCIAL CORPORATION

We are a bank holding company, incorporated in Delaware on July 21, 1994. Our subsidiaries market a variety of consumer financial products and services. Our principal subsidiary, Capital One Bank, a Virginia state chartered bank and a member of the Federal Reserve System that currently offers credit card products, takes retail deposits and engages in a wide variety of lending and other financial activities. Capital One, F.S.B., a federally chartered savings bank, offers consumer and commercial lending and consumer deposit products, and Capital One Auto Finance, Inc. offers automobile and other motor vehicle financing products. Capital One, National Association, a nationally chartered bank, offers a broad spectrum of financial products and services to consumers, small business and commercial clients. Capital One Services, Inc., another of our subsidiaries, provides various operating, administrative and other services to us and our subsidiaries. For more information on the Corporation, see the accompanying prospectus.

In March 2006, we signed a definitive agreement to acquire North Fork Bancorporation, Inc. (“North Fork”) a regional bank holding company organized under the laws of Delaware, in a stock and cash transaction valued on March 10, 2006 at approximately $14.6 billion. For further details on this acquisition, see our Current Report on Form 8-K filed on March 13, 2006, which is incorporated by reference into this prospectus supplement. See also our Current Report on Form 8-K filed on May 16, 2006, which incorporates preliminary unaudited pro forma condensed combined financial information giving effect to the merger with North Fork, and our Current Report on Form 8-K filed on May 19, 2006, incorporating certain consolidated financial statements of North Fork.

USE OF PROCEEDS

All of the net proceeds from the sale of the Enhanced TRUPS will be invested by Capital One Capital II in our junior subordinated debt securities. We will use the proceeds from the sale of the junior subordinated debt securities to Capital One Capital II to pay a portion of the cash acquisition price for North Fork.

CAPITALIZATION

The following table sets forth our consolidated capitalization at March 31, 2006 on an actual basis and as adjusted to give effect to the issuance of the Enhanced TRUPS offered by this prospectus supplement (assuming no exercise of the underwriters’ over-allotment option). The table should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

	March 31, 2006
	Actual	As Adjusted
	(Unaudited, dollars in thousands)
Debt:
Non-interest bearing deposits	$4,476,351	$4,476,351
Interest bearing deposits	43,303,134	43,303,134

Total deposits	47,779,485	47,779,485
Senior and subordinated notes	5,726,109	6,026,109
Other borrowings	16,544,698	16,544,698

Total debt	70,050,292	70,350,292

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 50,000,000 shares, none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized 1,000,000,000 shares and 305,120,628 shares issued and outstanding	3,051	3,051
Paid-in-capital	7,032,073	7,032,073
Retained earnings and cumulative other comprehensive income	8,245,186	8,245,186
Less: Treasury stock, at cost; 2,076,676 shares	(111,064)	(111,064)

Total stockholders’ equity	$15,169,246	$15,169,246

Total capitalization	$85,219,538	$85,519,538

ACCOUNTING TREATMENT AND REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of accounting changes reflected in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the junior subordinated debt securities we issue to the issuer as a liability and the amount we invest in the issuer’s common securities as an asset. The interest paid on the junior subordinated debt securities will be recorded as interest expense on our income statement.

DESCRIPTION OF THE ENHANCED TRUPS

We have summarized below certain terms of the Enhanced TRUPS. This summary supplements the general description of the Enhanced TRUPS under the caption “Description of Trust Preferred Securities” and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the Enhanced TRUPS. For more information, we refer you to the certificate of trust, the form of amended and restated declaration of trust and the form of trust preferred security, which we filed as exhibits to the registration statement of which the accompanying prospectus is a part.

The Enhanced TRUPS represent undivided beneficial ownership interests in the assets of Capital One Capital II. The only assets of Capital One Capital II will be the junior subordinated debt securities. The Enhanced TRUPS will rank equally with the common securities except as described below under the caption “Ranking of Common Securities” in this section. The investment in the common securities will represent $1,000,000.

Distributions

As an undivided beneficial owner of the junior subordinated debt securities, you will receive distributions on the Enhanced TRUPS that are cumulative and will accumulate from the date of issuance at the annual rate of 7.50% of the liquidation amount of $25 for each Enhanced TRUPS. Interest on the junior subordinated debt securities will accrue and, as a result, distributions on the Enhanced TRUPS will accumulate and will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning September 15, 2006. The amount of distributions payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month.

Interest not paid when due on the junior subordinated debt securities will accrue additional interest at the annual rate of 7.50% (which rate will be equal to the annual interest rate on the junior subordinated debt securities) on the amount of unpaid interest, compounded quarterly, to the extent permitted by applicable law. As a result, distributions not paid when due on the Enhanced TRUPS will accumulate additional distributions at the annual rate of 7.50% on the amount of unpaid distributions, compounded quarterly, to the extent permitted by applicable law. When we refer to any payment of distributions, the term “distributions” includes any such additional accumulated distributions.

If distributions are payable on a date that is not a “business day,” payment will be made on the next business day and without any interest or other payment as a result of such delay. A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by any applicable law or executive order to close.

Capital One Capital II’s income available for the payment of distributions will be limited to the payments we make to it on the junior subordinated debt securities. As a result, if we do not make interest payments on the junior subordinated debt securities, then Capital One Capital II will not have funds to make distributions on the Enhanced TRUPS.

Deferral of Distributions

If the junior subordinated debt securities are not in default, we can, on one or more occasions, defer the quarterly interest payments on the junior subordinated debt securities for one or more periods (each, an “Optional Deferral Period”) of up to 20 consecutive quarters, or five years. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debt securities. If we defer interest payments on the junior subordinated debt securities, Capital One Capital II also will defer distributions on the Enhanced TRUPS. During an Optional Deferral Period, interest on the junior subordinated debt securities will accrue and compound quarterly at the annual rate of 7.50%, to the extent permitted by applicable law, and, as a result, distributions otherwise due to you will continue to accumulate from the date that these distributions were due.

Once we make all deferred interest payments on the junior subordinated debt securities, including all accrued interest, we again can defer interest payments on the junior subordinated debt securities in the same manner as discussed above, but not beyond the maturity date of the junior subordinated debt securities. As a result, there could be multiple periods of varying length during which you would not receive cash distributions from Capital One Capital II. In addition, we will be prohibited from paying interest, except from the net proceeds of certain sales of our common stock or, at our option, certain qualified preferred stock, in the circumstances described under “Description of the Junior Subordinated Debt Securities—Obligations After Five Years of Optional Deferral.” Our use of other sources to fund interest payments would be a breach of our obligations under the junior subordinated debt securities, but would not be an event of default and acceleration under the indenture.

We have no present intention to defer interest payments on the junior subordinated debt securities and we currently believe that the likelihood of our exercising the right to defer interest payments is remote. If we defer such interest payments, however, neither we nor our subsidiaries generally will be permitted to pay dividends on or repurchase shares of our capital stock or the capital stock of our subsidiaries, or to make payments on debt securities or guarantees that rank equal or junior to the junior subordinated debt securities and the guarantee. We describe these limitations in greater detail below under the caption “Description of the Junior Subordinated Debt Securities—Option to Defer Interest Payments” in this prospectus supplement.

If we choose to defer interest payments on the junior subordinated debt securities, then the junior subordinated debt securities would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to include your allocable share of the accrued but unpaid interest on the junior subordinated debt securities in your gross income for United States federal income tax purposes before you receive cash distributions from Capital One Capital II. This treatment will apply as long as you own Enhanced TRUPS. For more information, see below under the caption “United States Federal Income Tax Considerations—U.S. Holders—Interest Income and Original Issue Discount” in this prospectus supplement.

We will provide to the trust written notice of any optional deferral of interest at least 10 and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of Enhanced TRUPS. In addition, we will be excused from our obligation to pay deferred interest with a new equity amount in respect of any interest payment date if a supervisory event has occurred, or if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of Enhanced TRUPS) no more than 20 and no fewer than 10 business days in advance of that interest payment date certifying as to the matters regarding the occurrence of a market disruption event described under “Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Equity Sales.”

Unless we have paid all accrued and payable interest on the junior subordinated debt securities, we will not and our subsidiaries will not do any of the following, with certain limited exceptions:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock or the capital stock of our subsidiaries;

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities) that rank equally with or junior in interest to the junior subordinated debt securities; or

•	make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees of junior subordinated debt securities) if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities, except in some circumstances.

Payment of Distributions

Distributions on the Enhanced TRUPS will be payable to holders on the relevant record date. If the Enhanced TRUPS are issued in the form of global securities, as is expected, the record date for determining who will receive distributions on the Enhanced TRUPS will be the business day preceding the payment date for such distributions; otherwise the record date will be the fifteenth day preceding the payment date for such distributions. For more information on global securities, see “—Global Securities; Book-Entry Issue” below, and under the caption “Book-Entry Procedures and Settlement” in the accompanying prospectus. Distributions payable on any Enhanced TRUPS that are not paid on the scheduled distribution date will cease to be payable to the person in whose name such Enhanced TRUPS are registered on the relevant record date, and such distribution will instead be payable to the person in whose name such Enhanced TRUPS are registered on a special record date set for this purpose.

Payments on the Enhanced TRUPS while they are in book-entry form will be made in immediately available funds to DTC, the depositary for the Enhanced TRUPS.

Redemption

As described further below under “Description of the Junior Subordinated Debt Securities—Redemption,” we may redeem the junior subordinated debt securities, in whole or in part, before their maturity at 100% of their principal amount, plus accrued and unpaid interest:

•	on one or more occasions at any time on or after June 15, 2011; or

•	at any time if certain changes occur in tax or investment company laws and regulations, or in our ability to treat the Enhanced TRUPS as Tier 1 capital for purposes of the capital guidelines of the Federal Reserve Board, or if certain interpretations occur and certain other conditions are satisfied. These events, which we refer to as “Special Events,” are described in detail below under the caption “Description of the Junior Subordinated Debt Securities—Redemption—Redemption Upon a Special Event.”

We may not redeem the junior subordinated debt securities unless we receive the prior approval of the Federal Reserve Board to do so, if such approval is then required by the Federal Reserve Board.

When we repay the junior subordinated debt securities, either at maturity on June 15, 2066, or upon early redemption (as discussed above), Capital One Capital II will use the cash it receives from the repayment or redemption of the junior subordinated debt securities to redeem a corresponding amount of the Enhanced TRUPS and common securities. The redemption price for the Enhanced TRUPS will be equal to the liquidation amount, $25 per capital security, plus accumulated but unpaid distributions on the Enhanced TRUPS to the redemption date. For more information, see “Description of the Junior Subordinated Debt Securities—Redemption.”

Redemption Procedures

Capital One Capital II will give you at least 30 days’ but not more than 60 days’ notice before any redemption of Enhanced TRUPS. To the extent funds are available for payment, Capital One Capital II will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the Enhanced TRUPS being redeemed. Capital One Capital II also will give DTC irrevocable instructions and authority to pay the redemption amount to its participants. Any distribution to be paid on or before a redemption date for any Enhanced TRUPS called for redemption will be payable to the registered holders on the record date for the distribution.

Once notice of redemption is given and Capital One Capital II irrevocably deposits the redemption amount, additional distributions on the Enhanced TRUPS will cease to accumulate from and after the redemption date. In addition, all rights of the holders of the Enhanced TRUPS called for redemption will cease, except for the right to receive distributions payable prior to the redemption date and the redemption amount.

If any redemption date is not a business day, the redemption amount will be payable on the next business day, without any interest or other payment in respect of any such delay.

If the redemption amount for any Enhanced TRUPS called for redemption is not paid because the payment of the redemption price on the junior subordinated debt securities is not made, interest on the junior subordinated debt securities will continue to accrue from the originally scheduled redemption date to the actual date of payment, and, as a result, distributions on the Enhanced TRUPS will continue to accumulate.

In addition, we may and our affiliates may, at any time, purchase outstanding Enhanced TRUPS by tender, in the open market or by private agreement.

Optional Liquidation of Capital One Capital II and Distribution of Junior Subordinated Debt Securities

We may dissolve Capital One Capital II at any time, and after satisfying the creditors of Capital One Capital II, may cause the junior subordinated debt securities to be distributed to the holders of the common securities and the Enhanced TRUPS on a proportionate basis. We may not dissolve Capital One Capital II, however, unless we first receive the approval of the Federal Reserve Board to do so, if such approval is then required by the Federal Reserve Board. See below under the caption “Description of the Junior Subordinated Debt Securities—Distribution of the Junior Subordinated Debt Securities” in this prospectus supplement.

If we elect to dissolve Capital One Capital II, thus causing the junior subordinated debt securities to be distributed to the holders of the common securities and the Enhanced TRUPS on a proportionate basis, we will continue to have the right to redeem the junior subordinated debt securities in certain circumstances as described above.

Ranking of Common Securities

Payment of distributions or any redemption or liquidation amounts by Capital One Capital II regarding the Enhanced TRUPS and the common securities will be made proportionately based on the total liquidation amounts of the securities. However, if we are in default under the junior subordinated debt securities, Capital One Capital II will make no payments on the common securities until all unpaid amounts on the Enhanced TRUPS have been provided for or paid in full.

Trust Enforcement Events

An event of default and acceleration under the indenture constitutes an event of default under the amended and restated declaration of trust. We refer to such an event as a “Trust Enforcement Event.” Events of default and acceleration under the indenture are limited to our failure to pay in full all interest accrued upon the conclusion of a deferral period of 10 years, certain specified events of bankruptcy, insolvency, or reorganization of Capital One Financial Corporation or, under certain circumstances, the dissolution of the trust. For more information on events of default and acceleration under the indenture, see “Description of the Junior Subordinated Debt Securities—Events of Default—Indenture Events of Default and Acceleration” in this prospectus supplement. Upon the occurrence and continuance of a Trust Enforcement Event the institutional trustee, as the sole holder of the junior subordinated debt securities, will have the right under the indenture to declare the principal amount of the junior subordinated debt securities due and payable. The amended and restated declaration of trust does not provide for any other events of default.

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of Enhanced TRUPS may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the institutional trustee’s rights under the junior subordinated debt securities and the indenture without first instituting legal proceedings against the institutional trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debt securities when due, then the registered holder of Enhanced TRUPS may institute a direct action against us on or after the due date for enforcement of payment to that holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the total liquidation amount of that holder’s Enhanced TRUPS; provided, however, that if the Trust Enforcement Event results from the failure to pay interest on the junior subordinated debt securities on or by the next interest payment date following a five-year Optional Deferral Period, the registered holder may not institute a direct action for the enforcement of payment of principal on the junior subordinated debt securities prior to the earlier of (i) the expiration of 10 consecutive years after the commencement of such Optional Deferral Period, (ii) the redemption of the junior subordinated debt securities or (iii) the maturity of the junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities—Events of Default—Defaults not Subject to Acceleration.” In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of Enhanced TRUPS will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Pursuant to the amended and restated declaration of trust, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the Enhanced TRUPS have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the Enhanced TRUPS have been so cured, waived or otherwise eliminated, the institutional trustee will act solely on behalf of the holders of the Enhanced TRUPS and only the holders of the Enhanced TRUPS will have the right to direct the enforcement actions of the institutional trustee.

Voting Rights

Holders of Enhanced TRUPS will have only limited voting rights. In particular, holders of Enhanced TRUPS may not elect or remove any trustee, except when there is a default under the junior subordinated debt securities. If such a default occurs, a majority in liquidation amount of the holders of the Enhanced TRUPS will be entitled to remove or appoint the institutional trustee and the Delaware trustee. See “Description of the Trust Preferred Securities—Voting Rights” in the accompanying prospectus.

Remedies

So long as any junior subordinated debt securities are held by the institutional trustee, the holders of a majority of all outstanding Enhanced TRUPS will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or to direct the exercise of any power conferred upon the institutional trustee under the amended and restated declaration of trust, including the right to direct the institutional trustee, as holder of the junior subordinated debt securities to:

•	exercise the remedies available to it under the indenture as a holder of the junior subordinated debt securities, including the right to rescind or annul a declaration that the principal of all the junior subordinated debt securities will be due and payable;

•	consent to any amendment, modification or termination of the indenture or the junior subordinated debt securities, guarantee or other applicable transaction document where consent is required; or

•	waive any past default that is waivable under the indenture.

However, where a consent or action under the indenture would require the consent or action of the holders of more than a majority of the total principal amount of junior subordinated debt securities affected by it, only the holders of that greater percentage of the Enhanced TRUPS may direct the institutional trustee to give the consent or to take such action. See “Description of the Trust Preferred Securities—Voting Rights” in the accompanying prospectus.

If an event of default and acceleration under the indenture has occurred and is continuing, the holders of 25% of the total liquidation amount of the Enhanced TRUPS may direct the institutional trustee to declare the principal and interest on the junior subordinated debt securities due and payable.

Meetings

Any required approval of holders of Enhanced TRUPS may be given at a meeting of holders of Enhanced TRUPS convened for such purpose or pursuant to written consent. The institutional trustee will cause a notice of any meeting at which holders of Enhanced TRUPS are entitled to vote to be given to each holder of record of Enhanced TRUPS in the manner described in the amended and restated declaration of trust.

No vote or consent of the holders of Enhanced TRUPS will be required for Capital One Capital II to redeem and cancel its Enhanced TRUPS in accordance with the amended and restated declaration of trust.

Global Securities; Book-Entry Issue

We expect that the Enhanced TRUPS will be issued in the form of global securities held by The Depository Trust Company as described under the caption “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Information Concerning the Institutional Trustee

The institutional trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended and restated declaration of trust and, after a Trust Enforcement Event which has not been cured or waived, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his own affairs. Subject to this provision, the institutional trustee is under no obligation to exercise any of the powers vested in it by the amended and restated declaration of trust at the request of any holder of Enhanced TRUPS unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred in connection with taking that action.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

We have summarized below certain terms of the junior subordinated debt securities. This summary supplements the general description of these securities under the caption “Description of Junior Subordinated Debt Securities” and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the junior subordinated debt securities. For more information, we refer you to the form of junior subordinated debt securities indenture and the form of the junior subordinated debt securities, which were filed as exhibits to the registration statement of which the accompanying prospectus is a part.

The junior subordinated debt securities will be issued pursuant to an indenture between us and The Bank of New York as indenture trustee. The indenture provides for the issuance from time to time of junior subordinated debt securities, such as the junior subordinated debt securities, in an unlimited dollar amount and an unlimited number of series.

Interest Rate and Maturity

The junior subordinated debt securities will bear interest at the annual rate of 7.50% , payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning September 15, 2006. Interest payments not paid when due will themselves accrue additional interest at the annual rate of 7.50% (which rate will be equal to the annual interest rate on the junior subordinated debt securities) on the amount of unpaid interest, to the extent permitted by law, compounded quarterly. The amount of interest payable for any period will be computed based on a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. The distribution provisions of the Enhanced TRUPS correspond to the interest payment provisions for the junior subordinated debt securities because the trust is a pass-through vehicle and the only assets of the trust will be the junior subordinated debt securities.

The junior subordinated debt securities do not have a sinking fund. This means that we are not required to make any principal payments prior to maturity.

The junior subordinated debt securities have a maturity date of June 15, 2066.

Subordination

Our payment obligations under the junior subordinated debt securities and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our Senior Indebtedness (as defined below). This means that no payment of principal, including redemption payments, or interest on the junior subordinated debt securities may be made if:

•	any of our Senior Indebtedness has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to our Senior Indebtedness then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

The term “Senior Indebtedness” means, with respect to us:

(1)	the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including our junior subordinated debentures or guarantees issued in connection with any existing and future traditional trust preferred securities, each of which will rank senior to the Enhanced TRUPS issued by Capital One Capital II;

(2)	all of our capital lease obligations;

(3)	all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business;

(4)	all of our obligations, contingent or otherwise, in respect of any letters of credit, bankers’ acceptances, security purchase facilities, repurchase agreements or similar credit transactions;

(5)	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, hedging arrangements and other similar agreements;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

(7)	all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us;

except that Senior Indebtedness will not include:

(A)	any indebtedness issued under the junior subordinated indenture;

(B)	the Enhanced TRUPS guarantee;

(C)	trade accounts payable and other accrued liabilities arising in the ordinary course of business;

(D)	any indebtedness between or among us and our affiliates; and

(E)	any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the junior subordinated debt securities and the issuance of which, in the case of this clause (E) only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of Richmond or the staff of the Federal Reserve Board or (y) does not at the time of issuance prevent the junior subordinated debt securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of our Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve Board.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debt securities to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

The junior subordinated debt securities will rank senior to all of our equity securities, including any preferred stock we may issue in the future.

The Enhanced TRUPS, the junior subordinated debt securities and the guarantee do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the junior subordinated debt securities and the guarantee. At March 31, 2006, our Senior Indebtedness totaled approximately $2.5 billion. In addition, the junior subordinated debt securities will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including, but not limited to, obligations to depositors. At March 31, 2006, our subsidiaries had aggregate liabilities (excluding liabilities to us and other subsidiaries) of approximately $71.6 billion.

Redemption

We may redeem the junior subordinated debt securities in whole or in part before their maturity at 100% of their principal amount plus accrued and unpaid interest:

•	on one or more occasions at any time on or after June 15, 2011; or

•	at any time if certain changes occur in tax or investment company laws and regulations, or in our ability to treat the Enhanced TRUPS as Tier 1 capital under the capital guidelines of the Federal Reserve Board, or if certain interpretations occur and certain other conditions are satisfied. These events, which we refer to as “Special Events,” are described in detail below under the caption “—Redemption Upon a Special Event.”

We may not redeem the junior subordinated debt securities unless we receive the prior approval of the Federal Reserve Board to do so, if such approval is then required by the Federal Reserve Board. Any redemption of the junior subordinated debt securities will also be subject to the terms of our capital replacement covenant. See “Description of the Capital Replacement Covenant.”

General

When we repay the junior subordinated debt securities, either at maturity on June 15, 2066 or upon early redemption (as discussed above), Capital One Capital II will use the cash it receives from the repayment or redemption of the junior subordinated debt securities to redeem a corresponding amount of the Enhanced TRUPS and common securities. The redemption price for the Enhanced TRUPS will be equal to the liquidation amount, $25 per capital security, plus accumulated but unpaid distributions on the Enhanced TRUPS to the redemption date.

If less than all of the Enhanced TRUPS and the common securities are redeemed, the total amount of the Enhanced TRUPS and the common securities to be redeemed will be allocated proportionately among the Enhanced TRUPS and common securities, unless an event of default under the junior subordinated debt securities or similar event has occurred, as described above under the caption “Description of the Enhanced TRUPS—Ranking of Common Securities.”

If we do not elect to redeem the junior subordinated debt securities, then the Enhanced TRUPS will remain outstanding until the repayment of the junior subordinated debt securities unless we liquidate Capital One Capital II and distribute the junior subordinated debt securities to you. For more information, see “Description of the Enhanced TRUPS—Optional Liquidation of Capital One Capital II and Distribution of Junior Subordinated Debt Securities” above.

Redemption Upon a Special Event

If a Special Event has occurred and is continuing, and we cannot cure that event by some reasonable action, then we may redeem the junior subordinated debt securities within 90 days following the occurrence of the Special Event. A “Special Event” means, for these purposes, the occurrence of a “Tax Event”, a “Regulatory Capital Event” or an “Investment Company Event.” We summarize each of these events below.

A “Tax Event” means that either we or Capital One Capital II will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the institutional trustee) experienced in tax matters stating that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

•	interpretation or application of the laws, enumerated in the preceding bullet point, or regulations by any court, governmental agency (including in the course of an audit) or regulatory authority,

there is more than an insubstantial risk that:

•	Capital One Capital II is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debt securities;

•	interest payable by us to Capital One Capital II on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

•	Capital One Capital II is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

A “Regulatory Capital Event” means the reasonable determination by us that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws or any applicable regulation of the United States or any political subdivision; or

•	official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance of the Enhanced TRUPS, there is more than an insubstantial risk of impairment of our ability to treat the Enhanced TRUPS (or any substantial portion) as Tier 1 capital for purposes of the capital guidelines of the Federal Reserve Board provided, however, that the distribution of the junior subordinated debt securities in connection with the liquidation of the trust shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

An “Investment Company Event” means the receipt by us and Capital One Capital II of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority;

there is a more than insubstantial risk that Capital One Capital II is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the Enhanced TRUPS.

Redemption Procedures

Notices of any redemption of the junior subordinated debt securities and the procedures for that redemption will be the same as those described for the redemption of the Enhanced TRUPS under “Description of the Enhanced TRUPS—Redemption—Redemption Procedures” above. Notice of any redemption will be given at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities at its registered address.

Distribution of the Junior Subordinated Debt Securities

If the institutional trustee distributes the junior subordinated debt securities to the holders of the Enhanced TRUPS and the common securities upon the liquidation of Capital One Capital II, we will cause the junior subordinated debt securities to be issued in denominations of $25 principal amount and integral multiples thereof. We anticipate that the junior subordinated debt securities would be distributed in the form of one or more global securities and that DTC would act as depositary for the junior subordinated debt securities. The depositary arrangements for the junior subordinated debt securities would be substantially the same as those in effect for the Enhanced TRUPS.

For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Option to Defer Interest Payments

We can defer quarterly interest payments on the junior subordinated debt securities for one or more Optional Deferral Periods for up to 20 consecutive quarters, or five years, if the junior subordinated debt securities are not in default. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debt securities. During the Optional Deferral Period, interest will continue to accrue on the junior subordinated debt securities, compounded quarterly, and deferred interest payments will accrue additional interest at 7.50% (which rate will be equal to the annual interest rate on the junior subordinated debt securities) to the extent permitted by applicable law. No interest will be due and payable on the junior subordinated debt securities until the end of the Optional Deferral Period except upon a redemption of the junior subordinated debt securities.

During an Optional Deferral Period, we may pay at any time all or any portion of the interest accrued to that point with cash from any source. At the end of the deferral period or on any redemption date, we will be obligated to pay all accrued and unpaid interest (subject to the provisions described under “—Obligations After Five Years of Optional Deferral” and “—Settlement of Deferred Interest with Proceeds of Equity Sales” below).

Once we pay all accrued and unpaid interest on the junior subordinated debt securities, we again can defer interest payments on the junior subordinated debt securities as described above, provided that a deferral period cannot extend beyond the maturity date of the junior subordinated debt securities.

Certain Limitations During a Deferral Period

During any deferral period, we will not and our subsidiaries will not be permitted to:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock or the capital stock of our subsidiaries;

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities or other junior subordinated debt) that rank equally with or junior in interest to the junior subordinated debt securities; or

•	make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees of junior subordinated debt securities or other junior subordinated debt) if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities.

However, at any time, including during a deferral period, we will be permitted to:

•	pay dividends or distributions in additional shares of our capital stock;

•	make payments under the guarantee of the Enhanced TRUPS and the common securities;

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights;

•	purchase common stock for issuance pursuant to any employee benefit plans; and

•	solely in the case of any of our controlled subsidiaries, dividends or distributions on the capital stock of such subsidiary to us or one of our affiliates.

Notice

We will provide to Capital One Capital II written notice of any optional deferral of interest at least 10 and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of Enhanced TRUPS.

If we defer interest for a period of five consecutive years from the commencement of an Optional Deferral Period, we will be required to pay all accrued and unpaid interest from the proceeds of the issuance of common stock or, at our option, certain qualified preferred stock, as described below under “—Obligations After Five Years of Optional Deferral.” We may pay the accrued and unpaid interest with cash from any source at any time during an Optional Deferral Period.

Obligations After Five Years of Optional Deferral

If we fail to pay all accrued and unpaid interest on the junior subordinated debt securities for a period of five consecutive years following the commencement of an Optional Deferral Period, we will notify the Federal Reserve Board and

•	unless we notify the trust that a market disruption event (as defined below) has occurred, or a supervisory event (as defined below) has occurred, we will be required to use commercially reasonable efforts to sell our common stock or, at our option, certain qualified preferred stock, and use the net proceeds of those sales to pay all accrued and unpaid interest on the junior subordinated debt securities on or prior to the next interest payment date, in each case as described under “ —Settlement of Deferred Interest with Proceeds of Equity Sales,” provided that we will not in any event be required to pay interest on the junior subordinated debt securities at a time when the payment of such interest would violate the terms of any securities issued by us or one of our subsidiaries or the terms of a contract binding on us or one of our subsidiaries; and

•	we will be prohibited from paying interest on the junior subordinated debt securities from any other source until all accrued and unpaid interest has been paid using the net proceeds of the equity sales.

Our use of other sources to fund interest payments would be a breach of our obligations under the junior subordinated debt securities, but would not be an event of default and acceleration under the indenture. In addition, our failure to pay interest on the junior subordinated debt securities for an additional period of up to five consecutive years following an Optional Deferral Period will not constitute an event of default and acceleration under the indenture if a supervisory event has occurred or if we notify the trust that a market disruption event has occurred. See below under the caption “—Settlement of Deferred Interest with Proceeds of Equity Sales” in this section. However, an event of default and acceleration under the indenture will occur, notwithstanding the occurrence of any market disruption event, if we fail to pay all accrued and unpaid interest 30 days after the tenth anniversary of the commencement of an Optional Deferral Period.

In the absence of a supervisory event or our notice to the trust of a market disruption event, if we fail to pay all accrued and unpaid interest on the junior subordinated debt securities on or by the next interest payment date following a five-year Optional Deferral Period, such failure shall constitute a default under the indenture; however, prior to the expiration of 10 consecutive years after the commencement of an Optional Deferral Period, the occurrence of such a default shall not entitle the trustee or the holders of the junior subordinated debt securities to declare the principal amount of the junior subordinated debt securities immediately due and payable. Instead, the trustee and the holders of the junior subordinated debt securities shall, prior to the expiration of 10 consecutive years after the commencement of such Optional Deferral Period, only have the right to seek payment of such interest, unless the junior subordinated debt securities reach their maturity prior to that time.

Settlement of Deferred Interest with Proceeds of Equity Sales

Subject to the exclusions described in “—Market Disruption Events” and “—Supervisory Events” below, if we have optionally deferred interest payments on the junior subordinated debt securities for a period of more than five consecutive years, we will be required continuously to use commercially reasonable efforts to sell our common stock or, at our option, certain qualified preferred stock, until we have raised a new equity amount at least equal to the aggregate amount of interest on the junior subordinated debt securities that will be accrued and unpaid as of the next interest payment date. We have agreed to pay all accrued and unpaid interest on the junior subordinated debt securities on the next interest payment date to the extent, and only to the extent, of the new equity amount, although our use of other sources of funds to pay interest payments would not, by itself, be an event of default under the indenture that would permit the trust or holders of Enhanced TRUPS to accelerate the junior subordinated debt securities. At maturity of the junior subordinated debt securities, or in the case of an event of default and acceleration under the indenture, we will be required to pay the principal amount of the junior subordinated notes, as well as any accrued and unpaid interest, without regard to the source of funds.

For each interest payment date, “new equity amount” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuances) we have received during the 180-day period prior to that interest payment date from the sale or offering of any combination of the following equity securities to persons that are not our subsidiaries:

•	shares of our common stock, including treasury shares and shares of common stock sold pursuant to our dividend reinvestment plan and employee benefit plans; and/or

•	shares of our qualified preferred stock that we may sell at our sole discretion;

provided, in each case, that we have obtained the prior approval of the Federal Reserve Board for the issuance and sale of such securities.

“Qualified preferred stock” means any preferred stock that (1) is perpetual with no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (2) distributions on which may be skipped by the issuer thereof for any number of distribution periods.

The indenture defines “commercially reasonable efforts” in this context to mean commercially reasonable efforts on our part to complete the sale of shares of our common stock, including treasury shares and shares of common stock sold pursuant to our dividend reinvestment plan and employee benefit plans, or, at our option, certain qualified preferred stock, to third parties that are not our subsidiaries. We will not be considered to have used our commercially reasonable efforts to effect a sale of stock if we determine not to pursue or complete such sale due to pricing or dilution considerations.

The sale of qualified preferred stock is an option that may be exercised at our sole discretion. No class of investors of our securities, or any other party, may require us to issue qualified preferred stock.

We will not be required to apply the proceeds of equity sales to the payment of our deferred interest obligations on the junior subordinated debt securities prior to the fifth anniversary of the commencement of an Optional Deferral Period, but we may elect to do so. Following such fifth anniversary, we will be required to apply the net proceeds received from sales of shares of our common stock, on the next interest payment date, to the payment of all amounts owing in respect of deferred interest, until all deferred interest has been paid in full; provided, that we shall not be obligated to apply the proceeds from sales of our common stock to the payment of deferred interest on the junior subordinated debt securities if a supervisory event has occurred and is continuing.

The indenture provides that we must notify the Federal Reserve Board (1) of the commencement of any Optional Deferral Period and (2) of the fifth anniversary of the commencement of an Optional Deferral Period that is continuing. In addition, under the indenture, at any time after the commencement of an Optional Deferral Period, we may not sell our common stock or qualified preferred stock and apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities except with the prior written concurrence or approval of the Federal Reserve Board. After the fifth anniversary of the commencement of an Optional Deferral Period, if we have requested but have not received such concurrence or approval, such request and the absence of such concurrence or approval will constitute a supervisory event that will excuse us from our obligation to use commercially reasonable efforts to sell shares of our common stock and to apply proceeds from such sale to pay deferred interest on the junior subordinated debt securities.

If, due to a market disruption event or for any other reason, we are able to raise some, but not all, of the new equity amount required in respect of an interest payment date, we will apply any available new equity amount to pay accrued and unpaid interest on the applicable interest payment date, and you will be entitled to receive your pro rata share of any amounts received by the trust on the junior subordinated debt securities; provided, however, that if we have outstanding securities in addition to the junior subordinated debt securities under which we are obligated to sell shares of common stock and apply the net proceeds to the payment of deferred interest, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest shall be applied to the junior subordinated debt securities and those other securities on a pro rata basis, or on such other basis as the Federal Reserve Board may approve.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on the principal exchange on which our securities are then listed and traded (currently, the New York Stock Exchange) shall have been suspended or its settlement generally shall have been materially disrupted;

•	we would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange, but excluding the Federal Reserve Board) or governmental authority to issue shares of our common stock, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval; or

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of our common stock would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at the time the event occurs, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period contemplated by this bullet may exceed 90 consecutive days and multiple suspension periods contemplated by this bullet may not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligation to pay in full all deferred interest with a new equity amount in respect of any interest payment date if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of Enhanced TRUPS) no more than 20 and no fewer than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise a sufficient new equity amount during the rest of that period to pay in full all accrued and unpaid interest. In the case of clause (b) of this bullet, partial payments will be made on a pro rata basis, as described above.

Our certification of a market disruption event will identify which type of market disruption event has occurred with respect to the applicable interest payment date, and the date(s) on which that event occurred or existed. Our obligation to sell our common stock to pay all deferred interest on the junior subordinated debt securities shall resume at such time as no market disruption event or supervisory event exists or is continuing.

Supervisory Events

A “supervisory event” will exist at any time following the fifth anniversary of the commencement of an Optional Deferral Period if we have requested but have not received the prior written concurrence or approval of the Federal Reserve Board both (1) to sell shares of our common stock and/or qualified preferred stock and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. The occurrence or continuation of a supervisory event will excuse us from our obligation to use commercially reasonable efforts to sell shares of our common stock or, at our option, certain qualified preferred stock, and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. Because a supervisory event may exist unless the Federal Reserve Board concurs with or approves both requests, the Federal Reserve Board will be able, without triggering an event of default and acceleration under the indenture, to permit us to sell shares of our common or qualified preferred stock but to prohibit us from applying the proceeds to pay deferred interest on the junior subordinated debt securities.

Events of Default

Indenture Events of Default and Acceleration

The following are events of default and acceleration under the indenture:

•	our failure to pay interest when due and payable, following a period of 10 consecutive years (representing our right to defer interest payments for up to five years, described above under “—Option to Defer Interest Payments,” and the exclusion from our obligation to pay deferred interest with the proceeds of equity sales upon a supervisory event or upon giving the trust notice of a market disruption event, for up to five additional years, as described above under “—Settlement of Deferred Interest with Proceeds of Equity Sales”) and continuance of such failure to pay for a period of 30 days;

•	Capital One Capital II shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the Enhanced TRUPS, (ii) the redemption of all of the outstanding Enhanced TRUPS or (iii) certain mergers, consolidations or amalgamations; or

•	certain events in bankruptcy, insolvency or reorganization.

If an event of default and acceleration consisting of certain events of bankruptcy occurs under the indenture, the principal amount of all the outstanding junior subordinated debt securities will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable. If any other event of default and acceleration occurs under the indenture, the trustee or the holders of 25% of the principal amount of the junior subordinated debt securities shall have the right to declare the principal amount of the junior subordinated debt securities and any accrued interest thereon, immediately due and payable.

For example, an event of default and acceleration under the indenture will occur if we fail to pay all accrued and unpaid interest 30 days after the tenth anniversary of the commencement of an Optional Deferral Period. In this instance, the trustee or the holders of 25% of the principal amount of the junior subordinated debt securities, may declare the principal amount of the junior subordinated debt securities and any accrued interest thereon, immediately due and payable. A registered holder of Enhanced TRUPS also may institute a direct action against us for enforcement of payment to that holder of the principal of and interest on the junior subordinated debt securities having a principal amount equal to the total liquidation amount of that holder’s Enhanced TRUPS. For information on the rights of holders of Enhanced TRUPS in the case of an event of default and acceleration, see “Description of the Enhanced TRUPS—Trust Enforcement Events.” For more information on events of default and acceleration, see “Description of Junior Subordinated Debt Securities—Indenture Events of Default” in the accompanying prospectus.

Defaults Not Subject to Acceleration

In the absence of a supervisory event or our notice to the trust of a market disruption event, if we fail to pay all accrued and unpaid interest on the junior subordinated debt securities on or by the next interest payment date following a five-year Optional Deferral Period, such failure shall constitute a default under the indenture; however, prior to the expiration of 10 consecutive years after the commencement of an Optional Deferral Period, or the prior redemption or maturity of the junior subordinated debt securities, the occurrence of such a default shall not entitle the trustee or the holders of the junior subordinated debt securities to declare the principal amount of the junior subordinated debt securities immediately due and payable. Instead, the trustee and the holders of the junior subordinated debt securities shall, prior to the expiration of 10 consecutive years after the commencement of such Optional Deferral Period, only have the right to seek payment of such interest, unless the junior subordinated debt securities are redeemed or reach their maturity prior to that time. Upon redemption or maturity, a registered holder of Enhanced TRUPS may institute a direct action against us for payment of a principal amount of junior subordinated debt securities equal to the total liquidation amount of that holder’s Enhanced TRUPS, as well as any accrued and unpaid interest on such junior subordinated debt securities. Upon a default that is not an event of default and acceleration, a registered holder of Enhanced TRUPS may institute a direct action against us for payment of interest only on the junior subordinated debt securities having a principal amount equal to the total liquidation amount of that holder’s Enhanced TRUPS.

Agreement by Purchasers of Certain Tax Treatment

Each holder of the junior subordinated debt securities will, by accepting the junior subordinated debt securities or a beneficial interest therein, be deemed to have agreed that the holder intends that the junior subordinated debt securities constitute debt and will treat the junior subordinated debt securities as debt for United States federal, state and local tax purposes.

Miscellaneous

Under the indenture, we will pay most of the costs, expenses or liabilities of Capital One Capital II, other than obligations of Capital One Capital II under the terms of the Enhanced TRUPS or other similar interests or with respect to the common securities.

DESCRIPTION OF THE CAPITAL REPLACEMENT COVENANT

We have summarized below certain terms of the capital replacement covenant. This summary is not a complete description of the capital replacement covenant and is qualified in its entirety by the terms and provisions of the full document.

We will covenant in the capital replacement covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the junior subordinated debt securities, or in certain limited cases persons that buy, hold or sell a specified series of long-term indebtedness of certain of our subsidiaries, including Capital One Bank, Capital One F.S.B., and Capital One, National Association, that we will not redeem or repurchase, and we will cause the trust not to redeem or repurchase, junior subordinated debt securities or Enhanced TRUPS on or before June 15, 2036, unless:

•	subject to certain limitations, during the 180 days prior to the date of that redemption or repurchase we have received proceeds from the sale of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the junior subordinated debt securities at the time of redemption or repurchase; and

•	we have obtained the prior approval of the Federal Reserve Board, if such approval is then required by the Federal Reserve Board.

Our obligations under the capital replacement covenant run only to the benefit of holders of the designated series of our long-term indebtedness or the long-term indebtedness of certain of our subsidiaries, including Capital One Bank, Capital One F.S.B., and Capital One, National Association, as applicable. The capital replacement covenant is not intended for the benefit of holders of the junior subordinated debt securities or Enhanced TRUPS and may not be enforced by them, and the capital replacement covenant is not a term of the indenture, the declaration of trust, the junior subordinated debt securities or the Enhanced TRUPS.

Our ability to raise proceeds from qualifying securities during the six months prior to a proposed redemption or repurchase of the junior subordinated debt securities or Enhanced TRUPS will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

The capital replacement covenant may be terminated if the holders of at least 51% by principal amount of the then existing covered debt agree to terminate the capital replacement covenant, or if we no longer have outstanding any indebtedness that qualifies as covered debt, and will be terminated on June 15, 2036 if not so terminated earlier.

DESCRIPTION OF THE ENHANCED TRUPS GUARANTEE

Under the guarantee, we will guarantee certain payment obligations of the trust. For a description of the terms of our guarantee, see “Description of the Trust Preferred Guarantees” in the attached prospectus. The declaration of trust provides that, by the holder’s acceptance of the trust preferred securities, such holder agrees to the provisions of the guarantee and the junior subordinated indenture.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you purchase Enhanced TRUPS in the initial offering at the original issue price and will hold the Enhanced TRUPS as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, person that will hold Enhanced TRUPS as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization, partnership or partner therein, or a person (other than a “Non-U.S. Holder,” as defined below) whose “functional currency” is not the U.S. dollar.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the Enhanced TRUPS may differ from the treatment described below.

You should consult your tax adviser about the tax consequences of holding Enhanced TRUPS, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local, non-U.S. or other tax laws.

Classification of the Junior Subordinated Debt Securities

In connection with the issuance of the junior subordinated debt securities, Cleary Gottlieb Steen & Hamilton LLP will render its opinion generally to the effect that, while there is no authority directly on point and the issue is not free from doubt, under current law and assuming full compliance with the terms of the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the junior subordinated debt securities held by the trust will be classified for U.S. federal income tax purposes as our indebtedness. An opinion of counsel is not binding on the IRS or a court, and it is possible that the IRS or a court would reach a different conclusion as to the proper characterization of the junior subordinated debt securities for U.S. federal income tax purposes. Prospective investors should also note that no rulings have been or are expected to be sought from the IRS with respect to any of the issues addressed by such opinion.

We agree, and by acceptance of an Enhanced TRUPS, each beneficial owner of an Enhanced TRUPS agrees, to treat the junior subordinated debt securities as our debt for U.S. federal income tax purposes, and the remainder of this discussion assumes this to be the case.

Classification of the Trust

In connection with the issuance of the Enhanced TRUPS, Cleary Gottlieb Steen & Hamilton LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration of trust, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of Enhanced TRUPS generally will be considered the owner of an undivided interest in the junior subordinated debt securities. Each U.S. holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debt securities.

U.S. Holders

For purposes of the discussion under this heading “U.S. Holders,” you will be a U.S. holder if you are the beneficial owner of an Enhanced TRUPS and are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the Enhanced TRUPS.

Interest Income and Original Issue Discount.    Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of us exercising our option to defer payments is remote within the meaning of the Treasury regulations. Based on the foregoing, we believe that, although the matter is not free from doubt, the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each U.S. holder of Enhanced TRUPS should include in gross income such U.S. holder’s allocable share of interest on the junior subordinated debt securities in accordance with such U.S. holder’s method of tax accounting.

Under the regulations, if the option to defer any payment of interest was determined not to be “remote,” or if the option was properly determined to be “remote” but we subsequently exercised such option, the junior subordinated debt securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of a U.S. holder’s taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such U.S. holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a U.S. holder of Enhanced TRUPS would be required to include OID in gross income even though we would not make any actual cash payments during an extension period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the Enhanced TRUPS will constitute interest or OID, corporate holders of Enhanced TRUPS will not be entitled to a dividends-received deduction with respect to any distributions on the Enhanced TRUPS, and individual holders will not be entitled to the lower income tax rate that applies to certain dividends in respect of the Enhanced TRUPS.

Sale, Exchange or Other Disposition of Enhanced TRUPS.    Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of an Enhanced TRUPS, a U.S. holder will be considered to have disposed of all or part of its ratable share of the junior subordinated debt securities. Such U.S. holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Enhanced TRUPS and the amount realized on the disposition of such Enhanced TRUPS. Assuming that we do not exercise our option to defer payment of interest on the junior subordinated debt securities and that the junior subordinated debt securities are not deemed to be issued with OID, a U.S. holder’s adjusted tax basis in the Enhanced TRUPS generally will be its initial purchase price. If the junior subordinated debt securities are deemed to be issued with OID, a U.S. holder’s tax basis in the Enhanced TRUPS generally will be its initial purchase price, increased by OID previously includible in such U.S. holder’s gross income to the date of disposition and decreased by distributions or other payments received on the Enhanced TRUPS since and including the date that the junior subordinated debt securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such U.S. holder’s ratable share of the junior subordinated debt securities required to be included in income, and generally will be a long-term capital gain or loss if the Enhanced TRUPS have been held for more than one year. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust.    Under the circumstances described in this prospectus supplement, junior subordinated debt securities may be distributed to holders in exchange for Enhanced TRUPS upon the liquidation of the trust. Under current law, such a distribution, for U.S. federal income tax purposes, would be treated as a non-taxable event to each U.S. holder, and each U.S. holder would receive an aggregate tax basis in the junior subordinated debt securities equal to such holder’s aggregate tax basis in its Enhanced TRUPS. A U.S. holder’s holding period in the junior subordinated debt securities received in liquidation of the trust would include the period during which the Enhanced TRUPS were held by such holder. See “Description of the Enhanced TRUPS—Optional Liquidation of Capital One Capital II and Distribution of Junior Subordinated Debt Securities” in this prospectus supplement.

Under the circumstances described in this prospectus supplement, the junior subordinated debt securities may be redeemed by us for cash and the proceeds of such redemption distributed by the trust to holders in redemption of their Enhanced TRUPS. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed Enhanced TRUPS. Accordingly, a U.S. holder could recognize gain or loss as if it had sold such redeemed Enhanced TRUPS for cash. See “Description of the Enhanced TRUPS—Redemption” in this prospectus supplement and “—Sale, Exchange or Other Disposition of Enhanced TRUPS” above.

Non-U.S. Holders

The following discussion is a summary of certain United States federal income tax consequences that may apply to you if you are a Non-U.S. Holder of the Enhanced TRUPS. The term “Non-U.S. Holder” means a beneficial owner of an Enhanced TRUPS that is not a U.S. holder.

Under current U.S. federal income and estate tax law, while not free from doubt,

(a)	payment on an Enhanced TRUPS by us or any paying agent to a holder that is a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that, with respect to interest payments, (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership and (ii) the beneficial owner provides a statement signed under penalty of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder);

(b)	a holder of an Enhanced TRUPS that is a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of the Enhanced TRUPS, unless, in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) such gain or income is attributable to an office or other fixed place of business maintained in the United States by such holder or (B) such holder has a tax home in the United States; and

(c)	an Enhanced TRUPS will not be subject to U.S. federal estate tax as a result of the death of a holder who is not a citizen or resident of the United States at the time of death, provided that such holder did not at the time of death actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and, at the time of such holder’s death, interest payments on such Enhanced TRUPS would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

Backup Withholding and Information Reporting

Generally, income on the Enhanced TRUPS will be reported to the IRS and to holders on Forms 1099-INT, which forms should be mailed to holders of Enhanced TRUPS by January 31 following each calendar year of payment. In the event income on the Enhanced TRUPS constitutes OID, the income will be reported to the IRS and to holders on Forms 1099-OID. In addition, certain U.S Holders may be subject to United States backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the relevant paying agent, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. U.S. Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the Enhanced TRUPS. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your United States federal income tax liability, provided that you furnish the required information to the United States Internal Revenue Service. For individual taxpayers, deductions for trust expenses may be subject to limitations or may not be allowed for purposes of the alternative minimum tax.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of the Enhanced TRUPS, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

ERISA CONSIDERATIONS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•	a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity or otherwise,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the Enhanced TRUPS. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under a regulation issued by the U.S. Department of Labor (the “DOL”), which we refer to as the “Plan Assets Regulation,” the assets of the trust would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the trust and no exception were applicable under the Plan Assets Regulation. The Plan Assets Regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

Under exceptions contained in the Plan Assets Regulation, the assets of the trust would not be deemed to be “plan assets” of investing ERISA Plans if:

•	immediately after the most recent acquisition of an equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by “Benefit Plan Investors”, which we define as Plans and other employee benefit plans whether or not subject to ERISA, Section 4975 of the Code or Similar Laws (including governmental, church and foreign plans) and entities whose underlying assets are deemed to include “plan assets” under the Plan Assets Regulation or otherwise; or

•	the Enhanced TRUPS were “publicly-offered securities” for purposes of the Plan Assets Regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under the Exchange Act.

No assurance can be given that Benefit Plan Investors will hold less than 25% of the total value of the Enhanced TRUPS at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. It is currently anticipated that the Enhanced TRUPS will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above and therefore the trust should qualify for the exception so that the assets of the trust should not be “plan assets” of any ERISA Plan investing in the Enhanced TRUPS. However, no assurance can be given that the Enhanced TRUPS would be considered to be publicly-offered securities under the Plan Assets Regulation.

Certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the Enhanced TRUPS (or junior subordinated debt securities) were acquired with “plan assets” of the ERISA Plan or the assets of the trust were deemed to be “plan assets” of ERISA Plans investing in the trust. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of subsidiaries, extensions of credit between us and the trust (or the ERISA Plan), including the junior subordinated debt securities and the guarantees, could be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The DOL has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the Enhanced TRUPS. Those class exemptions include:

•	PTCE 96-23 (for certain transactions determined by in-house asset managers);

•	PTCE 95-60 (for certain transactions involving insurance company general accounts);

•	PTCE 91-38 (for certain transactions involving bank collective investment funds);

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the Enhanced TRUPS. Because of the possibility that direct or indirect prohibited transactions could occur as a result of the purchase, holding or disposition of the Enhanced TRUPS (or junior subordinated debt securities), the Enhanced TRUPS may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding Enhanced TRUPS or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the Enhanced TRUPS on behalf of or with “plan assets” of any Plan; or

•	your purchase, holding and disposition of Enhanced TRUPS (or junior subordinated debt securities) will not violate any applicable Similar Laws and will not result in a non-exempt prohibited transaction under ERISA or the Code by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Enhanced TRUPS on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences of its purchase, holding and disposition of the Enhanced TRUPS and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the

Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in Enhanced TRUPS, and the considerations discussed above, to the extent applicable.

Nothing herein shall be construed as, and the sale of Enhanced TRUPS to a Plan is in no respect, a representation by us or the underwriters that any investment in the Enhanced TRUPS would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

Pursuant to the terms and conditions of the underwriting agreement dated May 24, 2006, each underwriter named below has severally agreed to purchase from the trust, and the trust has agreed to sell to such underwriter, the number of Enhanced TRUPS set forth opposite the name of such underwriter below.

Underwriters	Number of Enhanced TRUPS
Citigroup Global Markets Inc.	1,752,000
J.P. Morgan Securities Inc.	1,752,000
Morgan Stanley & Co. Incorporated	1,752,000
Wachovia Capital Markets, LLC	1,752,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,746,000
UBS Securities LLC	1,746,000
Banc of America Securities LLC	120,000
Barclays Capital Inc.	120,000
Credit Suisse Securities (USA) LLC	120,000
Deutsche Bank Securities Inc.	120,000
Lehman Brothers Inc.	120,000
RBC Dain Rauscher Inc.	120,000
Bear, Stearns & Co. Inc.	60,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	60,000
Oppenheimer & Co. Inc.	60,000
Piper Jaffray & Co.	60,000
Wells Fargo Securities, LLC	60,000
B.C. Ziegler and Company	30,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	30,000
D.A. Davidson & Co.	30,000
Davenport & Company LLC	30,000
Ferris, Baker Watts, Incorporated	30,000
Guzman & Company	30,000
Janney Montgomery Scott LLC	30,000
Keefe, Bruyette & Woods, Inc.	30,000
Mesirow Financial, Inc.	30,000
Morgan Keegan & Company, Inc.	30,000
Pershing LLC	30,000
Ryan Beck & Co., Inc.	30,000
Sandler, O'Neill & Partners, L.P.	30,000
Stifel, Nicolaus & Company, Incorporated	30,000
Wedbush Morgan Securities Inc.	30,000
William Blair & Company, L.L.C.	30,000

Total	12,000,000

The underwriters are obligated to take and pay for all of the Enhanced TRUPS if any are purchased. In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have granted an option to the underwriters to purchase up to an additional 1,800,000 Enhanced TRUPS at the public offering price. The underwriters may exercise this option for 15 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Enhanced TRUPS proportionate to that underwriter’s initial amount reflected in the table above.

Underwriters, dealers and agents may be entitled, under agreements with the trust and us, to indemnification by us against liabilities relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, the trust and us and affiliates of the trust and us in the ordinary course of business.

We and the trust have agreed, during the period beginning on the date of the underwriting agreement and continuing to and including the date that is 30 days after the closing date for the purchase of the Enhanced TRUPS, not to offer, sell, contract to sell or otherwise dispose of any Enhanced TRUPS or any other securities, including any backup undertakings of such Enhanced TRUPS or other securities, of us or of the trust, in each case that are substantially similar to the Enhanced TRUPS, except securities in the offering or with the prior written consent of Citigroup.

The following table summarizes the commissions to be paid by us to the underwriters:

	Per Enhanced TRUPS		Total (1)
Public offering price	$25.00		$300,000,000
Underwriting commissions to be paid by us	$0.7875	(2)	$9,335,000	(2)
Proceeds (before expenses)	$24.2125	(2)	$290,665,000

(1)	Total amounts have been calculated assuming no exercise of the underwriters’ over-allotment option.
(2)	For sales to certain institutions, the underwriting discount will be $0.50 per Enhanced TRUPS and the proceeds to us will be $24.50 per enhanced TRUPS.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $300,000.

The underwriters propose to offer the Enhanced TRUPS, in part, directly to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may also offer the Enhanced TRUPS to dealers at a price that represents a concession not in excess of $0.50, provided that such concession for sales to certain institutions will not be in excess of $0.30 per Enhanced TRUPS. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per Enhanced TRUPS to brokers and dealers. After the Enhanced TRUPS are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

Application will be made to list the Enhanced TRUPS on the New York Stock Exchange. If approved for listing, we expect the Enhanced TRUPS will begin trading on the New York Stock Exchange within 30 days after they are first issued.

In connection with this offering and in accordance with applicable law and industry practice, the underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Enhanced TRUPS at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Enhanced TRUPS originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities, or continue such activities if commenced.

The underwriters and their affiliates have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with, and perform services for us, in the ordinary course of their business. In particular, J.P. Morgan Securities Inc. and Citigroup Corporate and Investment Banking acted as financial advisors to us in our acquisition of North Fork and Sandler O’Neill & Partners, L.P. acted as financial adviser to North Fork in connection with the acquisition.

CERTAIN LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP will pass upon certain legal matters in connection with the securities and Richards, Layton, & Finger, P.A. will pass upon certain legal matters in connection with Delaware law. Morrison & Foerster LLP will pass upon certain legal matters for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement (File No. 333-133943) we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 2, 2006 and an Amendment to the Annual Report on Form 10-K/A, filed on April 12, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 4, 2006;

•	our Current Reports on Form 8-K filed on January 9, 2006, January 19, 2006, February 16, 2006, March 13, 2006, March 16, 2006, April 20, 2006, May 3, 2006 and May 12, 2006;

•	our Current Report on Form 8-K filed on May 16, 2006, which incorporates preliminary unaudited pro forma condensed combined financial information giving effect to the merger with North Fork;

•	our Current Report on Form 8-K filed on May 19, 2006, incorporating certain consolidated financial statements of North Fork;

•	our definitive proxy statement[1] filed on March 23, 2006; and

•	the description of our common stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

[1]	The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Schedule 14A promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus supplement.

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

PROSPECTUS

Capital One Financial Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Capital One Capital II

Capital One Capital III

Capital One Capital IV

Trust Preferred Securities

Fully and unconditionally guaranteed, as described in this prospectus, by

Capital One Financial Corporation

Capital One Financial Corporation from time to time may offer to sell debt securities, preferred stock, either separately or represented by depositary shares, common stock and purchase contracts, either individually or in units. Capital One Capital II, Capital One Capital III and Capital One Capital IV from time to time may offer to sell trust securities and use the proceeds of these sales to purchase junior subordinated debt securities from Capital One Financial Corporation.

We will provide specific terms of these securities in supplements to this prospectus.

You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2006.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or “the Corporation,” each refer to Capital One Financial Corporation, and “trust” or “trusts” refer to one or all of the trusts.

This prospectus is part of a registration statement (No. 333-133943) that we and the trusts have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we and the trusts may issue and sell. Each time we or the trusts issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	we face intense competition, including competitive product and pricing pressures, from many other providers of credit cards and other consumer financial products and services, in all of our markets, including in our credit card activities, auto financing, small business lending, home lending and installment loan activities as well as in our international markets;

•	we face strategic risks in sustaining our growth and pursuing diversification;

•	we may experience increased delinquencies and credit losses, including due to customers’ bankruptcies;

•	we face risk from economic downturns;

•	reputational risk and social factors may impact our results;

•	we face risk related to the strength of our operational, technology and organizational infrastructure;

•	we may face limited availability of financing, variation in our funding costs and uncertainty in our securitization financing;

•	we may experience changes in our debt ratings;

•	we face exposure from our unused customer credit lines;

•	we face market risk of interest rate and exchange rate fluctuations;

•	we face the risk of a complex and changing regulatory and legal environment, including changes in law, changes in fiscal, monetary, regulatory and tax policies and concerning the gaining of regulatory approvals when required;

•	fluctuations in our expenses and other costs may hurt our financial results;

•	we face risks related to acquisitions and integrations of acquired businesses; and

•	other factors listed from time to time in reports we file with the SEC, including, but not limited to, factors set forth under the caption “Risk Factors” in any prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2005.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

We caution you that any such forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 2, 2006, and an Amendment to the Annual Report on Form 10-K/A, filed on April 12, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 4, 2006;

•	our Current Reports on Form 8-K filed on January 9, 2006, January 19, 2006, February 16, 2006, March 13, 2006, March 16, 2006 and April 20, 2006;

•	our definitive proxy statement[1] filed on March 23, 2006; and

•	the description of our common stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

[1]	The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Schedule 14A promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the trusts have authorized anyone else to provide you with different information. Neither we nor the trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our common stock is listed on the New York Stock Exchange under the symbol “COF”. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges:
Including Interest on Deposits	2.96	2.65	2.37	2.31	2.13	1.98	1.87
Excluding Interest on Deposits	5.87	4.68	4.20	3.99	3.59	3.19	2.89

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative. As of the date of this prospectus, we have no preferred stock outstanding and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business, including the reduction of short–term debt, possible acquisitions, investments in, or extensions of credit to, our subsidiaries and investments in securities. Each of the trusts will invest all proceeds received from the sale of its trust preferred and common securities to acquire a series of corresponding junior subordinated debt securities issued by us, which we call the “junior subordinated debt securities.”

We may temporarily invest any funds not required immediately for purposes described above in short-term marketable securities. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings (in addition to our funding activities in the ordinary course of business) of a character and amount to be determined as the need arises. For current information, look at our current filings with the SEC. See “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue and sell debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities and the subordinated debt securities will be issued under one or more separate indentures between us and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee, or another indenture trustee named in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, and in some cases pursuant to a supplemental indenture thereto. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of the senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part and have been qualified or will be qualified as indentures under the Trust Indenture Act of 1939, as amended, or the Trust

Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of the date of this prospectus, we have a total of $2,287,500,000 in aggregate principal amount of debt securities outstanding under the senior indenture.

As of the date of this prospectus, we have not issued any series of debt securities under the subordinated indenture.

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including the Bank and the Savings Bank, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. The Bank and the Savings Bank are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which the Bank and the Savings Bank may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•	the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•	the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal or, premium, if any, interest and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•	whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•	if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•	the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal, premium, if any, interest or additional amounts, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•	whether the amount of payments of principal of, premium, if any, interest on, or additional amounts, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default or covenants;

•	whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307) Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•	Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007)

•	The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•	neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•	we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005)

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinate indenture, we agree to the following:

•	Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•	the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities of from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

“Senior indebtedness” includes (1) the principal of and premium, if any, and interest, on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, each indenture requires that:

•	the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•	immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•	either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or other securities will be entitled to convert the debt securities under some circumstances. The terms of any conversion will be described in the applicable prospectus supplement.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amounts payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•	failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•	in the case of the senior debt securities, any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

•	in the case of the senior debt securities, certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries and in the case of the subordinated debt securities, certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act. (Section 501)

If an event of default with respect to any series of senior debt securities occurs and continues, either the senior indenture trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately. Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration. “Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal, premium or interest or any additional amounts or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•	reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•	change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•	reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “—Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•	to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•	to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•	either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•	we have delivered to the applicable trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, any premium, if any, interest, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•	in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•	in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following description of the terms and provisions of the trust preferred securities summarizes the general terms that will apply to each series of trust preferred securities. The applicable prospectus supplement will describe the specific terms of the series of trust preferred securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities. The institutional trustee will act as trustee for each series of trust preferred securities under the applicable declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable declaration of trust and those made part of such declaration of trust by the Trust Indenture Act. This following description is not complete, and we refer you to the declaration of trust for each trust, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

General

Each declaration of trust authorizes the trustees of the applicable trust to issue common securities and trust preferred securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”

Each declaration of trust does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each declaration of trust, the institutional trustee will hold title to the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

Each series of trust preferred securities will be issued in the amount, at the price and on the terms described in the prospectus supplement relating to the offering of those trust preferred securities. These terms will be substantially the same as the terms of the corresponding junior subordinated debt securities.

We will guarantee the trust preferred securities to the extent described in the applicable prospectus supplement. The trust preferred securities guarantee agreement executed for the benefit of the holders of the trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust preferred securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when a trust does not have funds available to make such payments. See “Description of the Trust Preferred Securities Guarantees.”

When a trust issues a series of trust preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of trust preferred securities. Those terms may include the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust and the liquidation amount of each trust preferred security;

•	the annual distribution rate (or method of determining that rate) for the trust preferred securities and the dates upon which those distributions will be payable;

•	whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•	whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions will be cumulative;

•	the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of the trust;

•	the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period within which, and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which the trust preferred securities will be issuable;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities as a condition to a specified action or amendment to the relevant declaration of trust;

•	whether the trust preferred securities will be convertible into or exchangeable for our common stock or preferred stock to the same extent and on the same terms as the underlying junior subordinated debt securities held by the trust, if applicable;

•	whether any remarketing or extension features will apply to the trust preferred securities; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

Distributions

When this prospectus refers to any payment of distributions, distributions include any interest payable unless otherwise stated. When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

Distributions will be cumulative, will accumulate from the original issue date (unless otherwise specified in the prospectus supplement) and will be payable on the dates specified in the prospectus supplement. The distribution rate and the distribution dates and other payment dates for the trust preferred securities will correspond to the interest rate and distribution dates and other payment dates on the related junior subordinated debt securities.

Deferral of Distributions. If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debt securities for an extension period of up to the number of consecutive interest payment periods specified in the applicable prospectus supplement as described under “Description of the Junior Subordinated Debt Securities—Option to Extend Interest Payment Period.” Distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement during any extension period.

Redemption

Unless otherwise provided in the applicable prospectus supplement, a trust may not redeem its trust preferred securities, except upon the occurrence of a special event, until the optional redemption date specified in such prospectus supplement. On or after such date, or upon the occurrence of a special event, upon any permitted redemption by us of any junior subordinated debt securities, the applicable trust will apply the proceeds from such redemption to redeem the corresponding trust preferred securities and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debt securities redeemed. The redemption price for any trust preferred securities so redeemed will be equal to their liquidation amount plus any accumulated and unpaid distributions on the securities redeemed to the date of redemption. A special event will result from certain changes in law or interpretation that will be described in the applicable prospectus supplement, which may include changes in tax, investment company or bank regulatory law or interpretation.

Except to the extent described under “—Ranking of Common Securities” below, the trust preferred securities and the common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding. If required, we will obtain the prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve, before exercising the redemption rights described in the preceding paragraph. The specific procedures relating to the redemption of the trust preferred securities are set forth below.

Redemption Procedures

Because the trust preferred securities will be issued in the form of global securities held by The Depository Trust Company, or DTC, the following description relates to the procedures applicable to global securities. Please read “Book-Entry Procedures and Settlement” for more information about global securities.

The institutional trustee will give each holder of trust preferred securities at least 30, but not more than 60 days’ notice of any redemption of trust preferred securities of such series, which notice will be irrevocable. If the institutional trustee gives a notice of redemption of the trust preferred securities, then by 12:00 noon, New York City time, on the redemption date, unless otherwise specified in the applicable prospectus supplement, the institutional trustee will deposit irrevocably with DTC or its nominee, funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption or repayment of the corresponding junior subordinated debt securities. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities.

If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the trust preferred securities called for redemption and all rights of the holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to a guarantee as described under “Description of the Trust Preferred Guarantees,” distributions on such trust preferred securities will continue to accrue at the distribution rate for such trust preferred securities, unless otherwise specified in the applicable prospectus supplement, from the redemption date originally established by the applicable trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution or exchange of junior subordinated debt securities to holders of trust preferred securities shall be made to the applicable record holders thereof as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day before the redemption date or liquidation date, as applicable, so long as the securities are in book-entry form.

If a trust redeems less than all of its trust securities on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the trust securities. In the case of trust preferred securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee.

Distribution of the Junior Subordinated Debt Securities

Unless stated otherwise in the applicable prospectus supplement, we will have the right at any time to elect to dissolve a trust by causing the junior subordinated debt securities it holds to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. If we elect to dissolve a trust, the junior subordinated debt securities will be distributed to the holders of related trust securities in exchange therefor, and thereupon the trust shall dissolve.

If the applicable junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will attempt to cause the junior subordinated debt securities to be listed on the New York Stock Exchange or on such other exchange as the trust preferred securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of any trust:

•	the trust preferred securities of such trust will no longer be deemed to be outstanding;

•	the securities depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities until such certificates are presented to us or our agent for transfer or reissue.

There can be no assurance as to the market prices for either the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a trust were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Liquidation Distribution Upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a “liquidation.” Upon the liquidation of a trust, the holders of the trust preferred securities will be entitled to receive the stated liquidation amount of their securities plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the trust preferred securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities outstanding at such time. See “—Distribution of the Junior Subordinated Debt Securities” above.

If this distribution can be paid only in part because a trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro-rata basis, except as set forth below under “—Ranking of Common Securities.”

Pursuant to the applicable declaration of trust, a trust will dissolve:

(1)	unless earlier dissolved, on the expiration of the term of such trust;

(2)	upon the bankruptcy of us or the holder of the common securities;

(3)	upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or us or (b) the revocation of the charter of the holder of common securities or of our charter and the expiration of 90 days after the date of such action without a reinstatement thereof;

(4)	upon the distribution of junior subordinated debt securities to holders of trust preferred securities after an election by us to make such a distribution and dissolve the trust;

(5)	upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust;

(6)	before the trust issues any trust securities, with the consent of the administrative trustees and the Corporation; or

(7)	upon the redemption of all the trust securities of such trust.

Ranking of Common Securities

In connection with the issuance of trust preferred securities, each trust will also issue a series of common securities to us. Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable declaration of trust relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a declaration of trust resulting from an event of default under the junior subordinated indenture, we as holder of the trust’s common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated, as described under “—Declaration Defaults” below.

Declaration Defaults

An “indenture default” is a default under a junior subordinated indenture and also constitutes a “declaration default,” which is an event of default under a declaration of trust relating to the trust securities. Pursuant to each declaration of trust, any holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the trust preferred securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the institutional trustee as to matters under the applicable declaration of trust, and therefore the junior subordinated indenture. If any declaration default relating to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the applicable declaration of trust, such waiver will also constitute a waiver of such declaration default relating to the common securities for all purposes under the applicable declaration of trust without any further act, vote or consent of the holders of common securities. See “—Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against us to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of trust preferred securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debt securities. Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue us to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration of trust to the extent of any payment made by us to such holder of trust preferred securities in such direct action. This means that we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default, as described under “Description of the Junior Subordinated Debt Securities—Indenture Events of Default,” the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the junior subordinated indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable.

The Corporation and each trust are each required to file annually with the institutional trustee an officers’ certificate as to their compliance with all conditions and covenants under the applicable declaration of trust.

Merger, Consolidation and Amalgamation

A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. A trust may, with the consent of the administrative trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(1)	such successor entity either:

(a)	expressly assumes all of the obligations of the trust under the trust securities; or

(b)	substitutes for the trust preferred securities other successor securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2)	we, as issuer of the junior subordinated debt securities, expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3)	immediately following such merger, consolidation, amalgamation or replacement, the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted, if any;

(4)	such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, the trust has received an opinion of a nationally recognized independent counsel to the trust experienced in such matters to the effect that:

(a)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act of 1940, or the Investment Company Act; and

(c)	following such merger, consolidation, amalgamation or replacement, the trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8)	we guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Voting Rights

Except as described in this prospectus under “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and except as provided under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, or any successor legislation, or the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the applicable declaration of trust, the holders of the trust preferred securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the trust securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee, as holder of the junior subordinated debt securities, to:

(1)	direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the junior subordinated debt securities;

(2)	waive any past indenture default that may be waived under the junior subordinated indenture;

(3)	exercise any right to rescind or annul an acceleration of the maturity of the corresponding junior subordinated debt securities; or

(4)	consent to any amendment, modification or termination of the junior subordinated indenture where such consent is required.

If a default under a junior subordinated indenture has occurred, we, as holder of the common securities of the applicable trust, will be restricted in our ability to direct the institutional trustee, as described under “—Declaration Defaults” above.

The institutional trustee is required to notify all holders of the trust preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the junior subordinated indenture for any amendment, modification or termination of the junior subordinated indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the junior subordinated indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the trust preferred securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of trust preferred securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date and time of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute junior subordinated debt securities in accordance with the declaration of trust.

Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any trust preferred securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated for purposes of such vote or consent as if they were not outstanding.

Holders of the trust preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, these trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

Amendment of Declarations of Trust

The administrative trustees may generally amend a declaration of trust without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the rights, privileges or preferences of any holder of trust preferred securities. In particular, the administrative trustees may amend a declaration of trust to:

•	cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which may not be inconsistent with the other provisions of such declaration of trust;

•	modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•	add to our covenants, restrictions or obligations;

•	maintain the qualification of such declaration of trust under the Trust Indenture Act; or

•	modify, eliminate or add to any provision of such declaration of trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

Such amendment may only be made with the consent of the institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be affected, and with the consent of the Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be affected.

If any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities of the trust, whether by way of amendment to the declaration or otherwise; or

(2)	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the trust securities of such trust, voting together as a single class, will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities of the trust, voting together as a single class. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to a declaration of trust if such amendment or modification would:

•	cause the applicable trust to be classified for United States federal income tax purposes as other than a grantor trust,

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

•	cause the applicable trust to be deemed an “investment company” which is required to be registered under the Investment Company Act.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates as specified under “Book-Entry Procedures and Settlement.”

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, to the institutional trustee and to us. In the event that the institutional trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the administrative trustees, or an agent designated by the administrative trustees for a trust will act as registrar and transfer agent for the trust preferred securities issued by that trust.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Institutional Trustee

The institutional trustee for each trust holds title to the junior subordinated debt securities purchased by the trust for the benefit of the holders of the trust’s trust securities. In that capacity, the institutional trustee has the power to exercise all rights, power and privileges as a holder under the junior subordinated indenture pursuant to which the junior subordinated debt securities are issued. In addition, the institutional trustee has exclusive control of a segregated non interest bearing account of the trust, in which all payments made on the junior subordinated debt securities will be held for the benefit of the holders of the applicable trust preferred securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities out of funds in that account.

Prior to the occurrence and during the continuance of an event of default under the applicable declaration of trust, the institutional trustee will undertake to perform only such duties as are specifically set forth in the applicable declaration of trust. After a default, the institutional trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs.

However, the institutional trustee is under no obligation to exercise any of the powers vested in it by the applicable declaration of trust at the request of any holder of trust preferred securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

If no declaration default has occurred and is continuing and the institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable declaration of trust or is unsure of the application of any provision of such declaration of trust, and the matter is not one on which holders of trust preferred securities are entitled under such declaration of trust to vote, then the institutional trustee will take such action as is directed by us and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the institutional trustee or its affiliates in the ordinary course of their businesses.

Miscellaneous

The administrative trustees for any trust are authorized and directed to conduct the affairs of and to operate that trust in such a way that it:

•	will not be required to register as an “investment company” under the Investment Company Act;

•	will not cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes; and

•	cooperates with us to cause the junior subordinated debt securities held by that trust to be treated as indebtedness of ours for United States federal income tax purposes.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The declarations of trust will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following description of the terms and provisions of our junior subordinated debt securities summarizes the general terms that will apply to each series of junior subordinated debt securities that will be issued and sold by us and purchased by the trust that issues the corresponding series of trust preferred securities. Each prospectus supplement will describe the specific terms of the series of trust preferred securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, each time a trust issues a series of trust preferred securities, we will issue a new series of junior subordinated debt securities. Each series of junior subordinated debt securities will be issued under a corresponding indenture between us and the indenture trustee, as may be supplemented from time to time by one or more supplemental indentures (each, a “junior subordinated indenture”). There is no limit on the aggregate principal amount of junior subordinated debt securities we may issue, and we may issue the junior subordinated debt securities from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors. Each purchaser should read the applicable junior subordinated indenture for additional information before purchasing any trust preferred securities.

General

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities and common securities that the applicable trust issues. The trust will use the proceeds of the issuance and sale of the trust securities to purchase the corresponding junior subordinated debt securities from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debt securities will correspond to the distribution payment provisions of the corresponding series of trust preferred securities.

Each series of junior subordinated debt securities will be unsecured and, unless stated otherwise in the applicable prospectus supplement, will rank equally with all of our other series of junior subordinated debt securities. Each series of junior subordinated debt securities, will be subordinated to all of our existing and future “Senior Indebtedness,” as such term is defined in the applicable prospectus supplement.

Under circumstances involving the dissolution of a trust, the junior subordinated debt securities owned by that trust may be distributed to the holders of trust preferred securities in liquidation of that trust, provided that any required regulatory approval is obtained.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. The terms will include some or all of the following:

•	the title and type of the junior subordinated debt securities of the series, which will distinguish the junior subordinated debt securities of the series from all other junior subordinated debt securities;

•	any limit on the total principal amount of the junior subordinated debt securities of that series;

•	the price at which the junior subordinated debt securities will be issued;

•	the date or dates on which the principal of and any premium on the junior subordinated debt securities will be payable;

•	the maturity date or dates of the junior subordinated debt securities or the method by which those dates can be determined;

•	if the junior subordinated debt securities will bear interest:

•	the interest rate on the junior subordinated debt securities or the method by which the interest rate may be determined;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	the date from which interest will accrue;

•	the record and interest payment dates for the junior subordinated debt securities; and

•	the circumstances under which we may defer interest payments;

•	any remarketing or extension features of the junior subordinated debt securities;

•	the place or places where:

•	payments of principal of and premium, if any, and interest on the junior subordinated debt securities of the series will be payable;

•	the junior subordinated debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the junior subordinated debt securities and under the applicable junior subordinated indenture;

•	the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, repay or purchase the junior subordinated debt securities of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debt securities of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	any sinking fund provisions that would obligate us to redeem the junior subordinated debt securities before their final maturity;

•	whether the junior subordinated debt securities will be convertible into or exchangeable for shares of common stock or shares of preferred stock and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock, the terms of such preferred stock;

•	the additions or changes, if any, to the applicable junior subordinated indenture regarding the junior subordinated debt securities of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debt securities of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the denominations in which any junior subordinated debt securities of the series will be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities of the series will be payable, or in which the junior subordinated debt securities of the series will be denominated;

•	any circumstances under which the junior subordinated debt securities may be paid in a currency other than the currency in which the junior subordinated debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Satisfaction and Discharge” apply to the junior subordinated debt securities;

•	any events of default which will apply to the junior subordinated debt securities in addition to those contained in the applicable junior subordinated indenture and any events of default contained in the applicable junior subordinated indenture which will not apply to the junior subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debt securities of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debt securities;

•	any additions or changes to or deletions of the covenants contained in the applicable junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether any junior subordinated debt securities of the series will be issuable in whole or in part in the form of one of more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•	whether the junior subordinated debt securities of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debt securities of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•	the identity of the security registrar and paying agent for the junior subordinated debt securities if other than the institutional trustee;

•	any special tax implications of the junior subordinated debt securities;

•	any special provisions relating to the payment of any additional amounts on the junior subordinated debt securities;

•	the terms of any securities being offered together with or separately from the junior subordinated debt securities;

•	the terms and conditions of any obligation or our right or the right of a holder to convert or exchange the junior subordinated debt securities into trust preferred securities or other securities; and

•	any other terms of the junior subordinated debt securities.

Whenever the term “holder” is used in this prospectus with respect to a registered junior subordinated debt security, it refers to the person in whose name such junior subordinated debt security is registered in the security register.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debt securities will be subordinated and junior in right of payment to all our existing and future Senior Indebtedness (as such term is defined in the applicable prospectus supplement).

This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any of our Senior Indebtedness has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment.

Conversion or Exchange

The terms on which a series of junior subordinated debt securities may be convertible or exchangeable into trust preferred securities, our common stock, preferred stock or other securities will be set forth in the applicable prospectus supplement relating to such series. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities shall be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Redemption

Unless stated otherwise in the accompanying prospectus supplement, we shall have the right to redeem junior subordinated debt securities as described above under “Description of the Trust Preferred Securities—Redemption.” The redemption price for any junior subordinated debt securities so redeemed will equal any accrued and unpaid interest to the redemption date, plus 100% of the outstanding principal amount, unless the applicable prospectus supplement states differently.

Option to Extend Interest Payment Period

If provided in the applicable prospectus supplement, we will have the right from time to time to defer interest payments by extending the interest payment period for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement.

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit a deferral of interest payments will be described in the applicable prospectus supplement.

If the institutional trustee is the sole holder of the series of junior subordinated debt securities for which we are deferring interest, we will give the administrative trustees and the institutional trustee notice of our selection of an extension period at least one business day prior to the earlier of:

(1)	the date distributions on the corresponding trust preferred securities would be payable, if not for such extension period, or

(2)	the date the administrative trustees of the applicable trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the corresponding trust preferred securities of the record date or the date such distributions would be payable, if not for such extension period, but in any event at least one business day prior to such record date.

The administrative trustees will give notice of our selection of such extension period to the holders of the corresponding trust preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities for which we are deferring interest, we will give the holders of the junior subordinated debt securities notice of our selection of the extension period ten business days prior to the earlier of:

(1)	the next succeeding interest payment date; or

(2)	the date upon which we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment.

Indenture Events of Default

Each junior subordinated indenture will provide that the following are indenture events of default relating to the junior subordinated debt securities:

(1)	failure to pay in full interest accrued (including any interest accrued on deferred payments) on any junior subordinated debt security upon the conclusion of a period of consecutive interest payment periods (such period to be stated in the applicable prospectus supplement) commencing with the earliest quarterly or semi-annual period for which interest has not been paid in full and continuance of such failure to pay for a period of 30 days;

(2)	the applicable trust shall have voluntarily or involuntarily dissolved, would-up its business or otherwise terminated its existence except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust preferred securities, (ii) the redemption of all outstanding trust preferred securities, or (iii) certain mergers, consolidations or amalgamations;

(3)	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee; or

(4)	any other indenture event of default that may be specified for the junior subordinated debt securities of a series when that series is created.

If any indenture event of default shall occur and be continuing, either the indenture trustee or the holders of 25% or more in principal amount of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any accrued and unpaid interest (including any additional amounts, as defined in the applicable prospectus supplement), and any other amounts payable under the junior subordinated indenture to be immediately due and payable. The indenture trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities.

Indenture Defaults

Each junior subordinated indenture will provide that the following are “indenture defaults” relating to the junior subordinated debt securities:

(1)	an indenture event of default, as described above;

(2)	a default in the payment of the principal of, or premium, if any, on any junior subordinated debt security when payable, whether at its final maturity or upon redemption or otherwise;

(3)	a default for 30 days in the payment of any installment of interest on any junior subordinated debt security;

(4)	a default by us for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust securities in liquidation or redemption of their interests in the trust upon a special event, (ii) the redemption of all of the outstanding trust preferred securities of such trust or (iii) certain mergers, consolidations or amalgamations of the trust.

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are also indenture events of default, as defined above. An indenture default will also constitute a declaration default. The holders of trust preferred securities in limited circumstances will have the right to direct the indenture trustee to exercise their rights as the holders of the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”

Any deferral of interest or extension of interest payment period on the junior subordinated debt securities made in accordance with any interest deferral provisions of the corresponding prospectus supplement will not constitute a default under any junior subordinated indenture.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

Enforcement of Rights by Holders of Trust Preferred Securities

If a default occurs under any junior subordinated indenture and that default is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debt securities when due, then if the junior subordinated debt securities are held by a trust, a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Consolidation, Merger and Sale of Assets

Each junior subordinated indenture will provide that we will not consolidate or merge with another corporation or convey, transfer or lease our assets substantially as an entirety unless:

•	the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest (including additional amounts) on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the junior subordinated indenture on our part;

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•	we have delivered to the indenture trustee an officer’s certificate stating that such merger, conveyance, transfer or lease and any supplemental junior subordinated indenture will comply with the terms of the junior subordinated indenture.

Upon any such consolidation, merger, conveyance, transfer or lease, the successor corporation shall succeed to and be substituted for us under the junior subordinated indenture. Thereafter we shall be relieved of all obligations and covenants under the junior subordinated indenture and the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Merger, Consolidation or Amalgamation” above.

Certain Covenants

Unless stated otherwise in the applicable prospectus supplement, so long as any trust has trust preferred securities outstanding, we will covenant in each junior subordinated indenture to:

(1)	directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor succeeds to our ownership of the common securities;

(2)	not voluntarily dissolve, wind-up or terminate the trust, except in connection with:

(a)	a distribution of junior subordinated debt securities; or

(b)	mergers, consolidations or amalgamations of the trust permitted by the declaration of trust;

(3)	timely perform our duties as sponsor of the trust; and

(4)	use our reasonable efforts to cause the trust to:

(a)	remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of such trust, or mergers, consolidations or amalgamations of the trust, each as permitted by the declaration of trust of such trust, and

(b)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Modifications and Amendments

Without the consent of any holders of junior subordinated debt securities, we and the indenture trustee may through supplemental indentures make certain modifications and amendments to a junior subordinated indenture to add covenants for the benefit of holders of all or any series of junior subordinated debt securities, to add additional defaults, to change or eliminate provisions of such indenture when no junior subordinated debt security of any series created prior thereto is entitled to the benefit of such provision, to cure ambiguities, correct or supplement any defects or inconsistent provisions or make any other provision provided that such cure, correction, supplement or provision does not materially adversely affect the interests of the holders of any junior subordinated debt securities, and for certain other specified purposes.

We and the trustees, with the consent of the holders of at least a majority in aggregate principal amount of the junior subordinated debt securities of a series that are affected by the modification, may modify the applicable junior subordinated indenture or any supplemental indenture affecting that series or the rights of the holders of such junior subordinated debt securities. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1)	change the date on which principal of or interest on such securities is due and payable;

(2)	reduce the rate of interest on such securities;

(3)	reduce the principal amount of such securities or the premium, if any, on such securities;

(4)	change the place any principal, premium or interest is payable;

(5)	change the currency in which any such securities or any interest thereon are payable; or

(6)	impair the right of holders of trust preferred securities to take direct action against us as described under “Description of the Trust Preferred Securities—Declaration Defaults.”

In addition, a junior subordinated indenture may not be amended without the consent of each holder of junior subordinated debt securities affected thereby to modify the subordination of the junior subordinated debt securities issued under that junior subordinated indenture in a manner adverse to the holders of the junior subordinated debt securities.

Satisfaction and Discharge

A junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under such junior subordinated indenture when all junior subordinated debt securities issued under such indenture not previously delivered to the indenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their final maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, subject to prior approval of the Federal Reserve if required, we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debt securities of that series and any other amounts payable under the junior subordinated indenture, and we have provided the indenture trustee with an officer’s certificate and opinion of counsel stating that the applicable terms of the junior subordinated indenture have been complied with.

Book-Entry and Settlement

Unless stated otherwise in the applicable prospectus supplement, if junior subordinated debt securities are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of a trust as a result of the occurrence of a special event, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under certain limited circumstances described in the applicable prospectus supplement, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the applicable junior subordinated indenture, of the global security for any purpose under the applicable junior subordinated indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the junior subordinated indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders’ interests in the applicable trust, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Book-Entry Procedures and Settlement.”

Neither the Corporation, any trust, any paying agent and any other agent we may appoint nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and in either case we fail to appoint a successor depositary within 90 days;

•	we, in our sole discretion, determine that such global security shall be so exchangeable; or

•	there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding junior subordinated debt securities determine that the global security will be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Information Regarding the Indenture Trustee

The indenture trustee is under no obligation to exercise any of the powers vested in it by any junior subordinated indenture at the request of any holder of the junior subordinated debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

Each junior subordinated indenture will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

Unless stated otherwise in the applicable prospectus supplement, each junior subordinated indenture will provide that we will pay all fees and expenses related to:

(1)	the offering of the junior subordinated debt securities and the corresponding trust securities;

(2)	the organization, maintenance and dissolution of each trust;

(3)	the retention of the trustees; and

(4)	the enforcement by the institutional trustee of the rights of the holders of the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of the general terms that apply to the trust preferred securities guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. Each purchaser should read the applicable trust preferred securities guarantee for additional information before purchasing any trust preferred securities.

References to the “junior subordinated debt securities” owned by a trust means the junior subordinated debt securities issued by us and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the applicable trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available for distributions;

(2)	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

(3)	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities, the redemption of all of the outstanding trust preferred securities, or certain mergers, amalgamations or consolidations, the lesser of:

(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

(b)	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions, except to the extent a trust shall have funds available for such payments and shall have not applied such funds to make required payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on its trust preferred securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the trust preferred securities guarantee. See “—Status of the Trust Preferred Securities Guarantees” below. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated indenture under which the related junior subordinated debt securities are issued and the related declaration of trust, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a junior subordinated basis of payments due on the related trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to its common securities to the same extent of the trust preferred securities.

Status of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will be unsecured and will rank subordinate and junior in right of payment to all of our Senior Indebtedness in the same manner as our junior subordinated debt securities as set forth in the applicable junior subordinated indenture.

Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under such guarantee without suing any other person or entity. Each trust preferred securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the corresponding junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the applicable trust preferred securities.

Termination of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will terminate:

(1)	upon full payment of the redemption price of all related trust preferred securities of the applicable trust;

(2)	upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities; or

(3)	upon full payment of the amounts payable in accordance with the applicable declaration of trust upon liquidation of the trust.

A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must repay any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under each trust preferred securities guarantee will occur if we fail to make our required payments or perform any of our other obligations under such trust preferred securities guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to a guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantees.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the applicable trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust preferred securities guarantee at the request of any holder of the related trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

We and or our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, our obligations under any junior subordinated debt securities, junior subordinated indenture, declaration of trust and guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of any trust’s obligations under its trust preferred securities. If and to the extent that we do not make payments on the junior subordinated debt securities, a trust will not pay distributions or other amounts due on the trust preferred securities. Each guarantee does not cover payment of distributions when a trust does not have sufficient funds to pay such distributions. In such an event, a holder of trust preferred securities may institute an action directly against us to enforce payment of such distributions to such holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of the trust preferred securities under such trust preferred securities; and

•	each declaration of trust will provide that the applicable trust will not engage in any activity that is not consistent with the limited purpose of such trust.

Notwithstanding anything to the contrary in the applicable junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the applicable guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against us to enforce its rights under the declaration of trust only if a declaration default has occurred and is continuing and is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable.

A default or event of default under any of our Senior Indebtedness will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, our Senior Indebtedness, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the junior subordinated debt securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debt securities would constitute an indenture event of default, but under the subordination provisions, no payment on the junior subordinated debt securities could be made by us unless holders of our Senior Indebtedness are paid in full. See “Description of Junior Subordinated Debt Securities—Subordination” above.

Limited Purpose of Trust

The trust preferred securities will evidence a beneficial interest in a trust, and such trust will be created for the sole purpose of issuing the trust preferred securities and common securities and investing the proceeds thereof in the junior subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated debt securities will be that a holder of junior subordinated debt securities will be entitled to receive from us the principal amount of and interest accrued on the junior subordinated debt securities, while a holder of trust preferred securities will be entitled to receive distributions from the trust, including any amounts to be received upon redemption of the trust preferred securities, or amounts received from us under the applicable guarantee, if and to the extent a trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of any trust involving the liquidation of the junior subordinated debt securities, the holders of the trust preferred securities are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust, as provided by applicable law, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon our voluntary or involuntary liquidation or bankruptcy, the institutional trustee, as holder of the junior subordinated debt securities, would be our junior subordinated creditor, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of our common or preferred stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than a trust’s obligations to the holders of the trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or non-cumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

General

Our Restated Certificate of Incorporation authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Restated Certificate of Incorporation and no shares of preferred stock are outstanding. We have designated 1,000,000 shares of the preferred stock as cumulative participating junior preferred stock, which may be issued upon the exercise and conversion of certain “Rights,” as defined below, which are attached to each share of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable and have no preemptive rights. Unless we indicate otherwise in the applicable prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of the preferred stock. You should read the applicable prospectus supplement relating to any series of preferred stock for that series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary referred to under “Description of Depositary Shares,” on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or non-cumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of the Bank and the Savings Bank to pay dividends to the Corporation. The ability of the Corporation, the Bank and the Savings Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including the Bank, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The particular terms of any depositary shares and any depositary receipts we offer will be described in the related prospectus supplement. You should read the particular terms of any depositary shares and depositary receipts we offer described in the related prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of December 31, 2005, 302,786,444 shares were issued. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and non-assessable.

The following summary is not complete and you should refer to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and Bylaws for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders, except that directors are elected by a plurality of the votes cast. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

Distribution

Common stock dividends are subject to preferences, if any, on any outstanding shares of preferred stock. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to holders of common stock.

Anti-Takeover Legislation

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our Restated Certificate of Incorporation and Bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the Board, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully below.

The Corporation’s Certificate of Incorporation and Bylaw Provisions

Certain provisions in our Restated Certificate of Incorporation and Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Classified Board of Directors.     Our Board, other than directors elected by any series of preferred stock, is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The class of directors elected at each annual meeting is elected for a three-year term. Some practical effects of these classification provisions are the following:

•	It will take at least two annual meetings of stockholders, instead of one, to elect a majority of the Board. This delay ensures that our directors, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the stockholders. However, even if a change in the composition of the Board would be beneficial to us and our stockholders, it will take at least two annual meetings of stockholders to make this change.

•	A classified Board may discourage third-party proxy contests, tender offers or attempts to obtain control of the Corporation. This will happen even if an attempt might be beneficial to us and our stockholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

•	A classified Board discourages accumulations of large blocks of our stock by purchasers whose objective is to take control of the Board. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Stockholders therefore might not have opportunities to sell their shares of common stock at the higher market price that an accumulation of stock could create.

Number of Directors; Removal; Filling Vacancies.    Generally, our Board must consist of between three and seventeen directors and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the Bylaws are amended, the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our Restated Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of preferred stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent; Special Meetings.    Stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Under circumstances described in the Bylaws, special meetings of stockholders can be called by the Chairman of the Board or by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the Board by calling a special meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals.    Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chairman, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must also contain certain information described in the Bylaws. You should refer to our Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in the Bylaws include:

•	the Board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform stockholders about the qualifications;

•	there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any Board recommendations; and

•	contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations.    Certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of our voting stock, voting together as a single class, including 75% of our voting stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This affirmative vote is not required in two situations. First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then outstanding voting stock;

•	is an affiliate of us and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then outstanding voting stock; or

•	owns any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non–public transaction or series of non–public transactions.

Liability of Directors; Indemnification.    A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

We indemnify our officers and directors against lawsuits by third parties to the fullest extent of the law. We may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation.

Amendments.    The Restated Certificate of Incorporation generally may be amended with a majority vote of the stockholders, but some provisions, including some of the provisions discussed above, can only be amended with an affirmative vote of the holders at least 80% of the then outstanding voting stock. The Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 80% of the then outstanding voting stock is required. These 80% vote requirements prevent a stockholder with only a majority of the common stock from circumventing the requirements of the Bylaws or certain provisions of the Certificate of Incorporation by simply amending or repealing them.

Rights to Purchase Certain Preferred Shares

Each share of our common stock includes an attached “Right.” The Right entitles a holder of common stock to purchase from us one three-hundredth of a share of our cumulative participating junior preferred stock, or the Junior Preferred Shares, at a price of $200 per one three-hundredth of a share, subject to adjustment. We have initially authorized and reserved 1,000,000 Junior Preferred Shares for issuance upon exercise of the Rights. Because of the nature of the Junior Preferred Shares’ dividend and liquidation rights, the value of the one three-hundredth interest in a Junior Preferred Share that can be purchased on exercise of each Right should approximate the value of one share of common stock. Initially, the Rights are not exercisable and trade automatically with the common stock. The Rights generally become exercisable, however, and separate certificates representing the Rights will be distributed, if any person or group acquires 15% or more of our outstanding common stock or a tender offer or exchange offer is announced for our common stock. Upon such event, provisions would also be made so that each holder of a Right, other than the acquiring person or group, may exercise the Right and receive common stock with a market value of twice the exercise price of the Right. The Rights expire on November 29, 2005, unless earlier redeemed by us at $0.01 per Right. We may only redeem the Rights prior to the time that any person or group acquires 15% of the outstanding common stock. Until the Rights become exercisable, the Rights have no dilutive effect on earnings per share. Prior to exercise, a Right will not create any rights as a stockholder of the Corporation.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board, since we may redeem the Rights prior to the time that a person or group acquires 15% of the outstanding common stock.

Dividend Reinvestment Plan

In 1997, we implemented our dividend reinvestment and stock purchase plan (as amended, the “1997 DRP”). The 1997 DRP provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $10,000. Optional cash investments in excess of $10,000 may be made with our permission at a discount which will be from 0% to 5%. We also instituted an additional dividend reinvestment and stock purchase plan in 2002 with terms substantially the same as those in the 1997 DRP. We use proceeds from these plans for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Equiserve Trust Company, N.A.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts, obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of our debt securities, price per share of our common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as it may require.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock or preferred stock or securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each purchase contract agreement and, if applicable, collateral arrangements relating to such purchase contracts. An investment in purchase contracts may involve special risks, including risks associated with indexed securities or currency related risks if the purchase contract or the related security is linked to an index or is payable in or linked to a non-U.S. dollar currency.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, each series of debt securities or trust preferred securities will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities, without interest coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, as depositary, and will be registered in the name of the depositary or a nominee of the depositary. The depositary will thus be the only registered holder of these debt securities or trust preferred securities and will be considered the sole owner of the securities for purposes of the senior or subordinated indenture or the applicable declaration of trust.

The depositary has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants deposit with it. The depositary also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation, in turn, is owned by a number of The Depository Trust Company’s direct participants, by members of certain other subsidiaries of The Depository Trust & Clearing Corporation and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depositary’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

Upon the issuance of the global securities evidencing a series of debt securities or trust preferred securities, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities or trust preferred securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by the depositary or its nominee (with respect to participants) and the records of participants (with respect to persons who hold their interests through participants). The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers.

So long as the depositary, or its nominee, is the registered holder of any global securities, the depositary or its nominee will be considered the sole owner or holder of the debt securities or trust preferred securities represented by those global securities for all purposes under the applicable indenture or declaration of trust. Except as set forth below, owners of beneficial interests in the global securities will not be entitled to have debt securities represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the applicable indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. Under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global securities desires to give any consent or take any action under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, payment of principal and interest on debt securities, or of distributions on trust preferred securities, that are registered in the name of or held by the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as registered holder of the global securities representing the debt securities or trust preferred securities. Neither we, nor any trust or its trustee, nor any indenture trustee, any paying agent nor the security registrar for the debt securities or trust preferred securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been advised by the depositary that upon receipt of any payment of principal or interest in respect of the global securities, the depositary will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary or its nominee. Payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related debt securities or trust preferred securities in certificated form and will not be considered the holders of the related debt securities or trust preferred securities for any purpose under the applicable indenture or declaration of trust, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary and if the beneficial owner is not a participant, on the procedures of the participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable indenture or declaration of trust.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

The information in this section about The Depository Trust Company has been provided by The Depository Trust Company for information purposes only. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

THE TRUSTS

The following description summarizes the formation, purposes and material terms of each trust. See “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Debt Securities” and “Description of the Trust Preferred Securities Guarantees” for more information on the following:

•	the trust preferred securities to be issued by each trust;

•	the junior subordinated debt securities to be issued by us to each trust and the applicable junior subordinated indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the trust preferred securities; and

•	the relationship among the trust preferred securities, the corresponding junior subordinated debt securities and the guarantees.

Each trust is a statutory trust created under Delaware law pursuant to:

•	a declaration of trust executed by us, as depositor of the Trust, and the Delaware trustee, the institutional trustee and the administrative trustees of such Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust may use this prospectus and the applicable prospectus supplement to offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable trust, which we call “trust preferred securities.” In addition to trust preferred securities offered to the public, each trust will sell common securities representing common beneficial interests in such trust to us and we call these securities “common securities.” All of the common securities of each trust will be owned by us. The common securities and the trust preferred securities are also referred to together as the “trust securities.”

Before trust securities are issued, the original declaration of trust for the relevant trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with the registration statement of which this prospectus forms a part. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of those trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

Each trust will own only the applicable series of corresponding junior subordinated debt securities. The payment terms of the corresponding junior subordinated debt securities will be substantially the same as the terms of that trust’s trust preferred securities. The only source of funds for each trust will be the payments it receives from us on the corresponding junior subordinated debt securities. Each trust will use these funds to make any cash payments due to holders of its trust preferred securities.

The common securities of a trust will rank equally, and payments on them will be made pro rata, with the trust preferred securities of that trust, except that upon the occurrence and continuance of an event of default under a declaration of trust of such trust resulting from an event of default under the applicable junior subordinated indenture, our rights, as holder of the common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities of that trust. See “Description of the Trust Preferred Securities—Ranking of Common Securities.” We will acquire common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each trust. The prospectus supplement relating to any trust preferred securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding junior subordinated debt securities that we sold to a trust. If this happens, the trust will redeem a like amount of the trust preferred securities that it sold to the public and the common securities that it sold to us.

Under certain circumstances, we may dissolve a trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the related trust preferred securities. If this happens, owners of the trust preferred securities will no longer have any interest in such trust and will own only the corresponding junior subordinated debt securities we issued to the trust.

Unless otherwise specified in the applicable prospectus supplement:

•	each trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us as holder of the common securities;

•	the trustees for each trust will be The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee and the administrative trustees, who will be employees or officers of the Corporation or an affiliate of ours. The Bank of New York, as institutional trustee, will act as sole indenture trustee under each declaration of trust for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the guarantees and the applicable junior subordinated indenture;

•	if an event of default under the declaration of trust for a trust has occurred and is continuing, the holders of a majority in liquidation amount of the related trust preferred securities will be entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee for such trust;

•	under all circumstances, only the holder of the common securities has the right to vote for, appoint, remove or replace the administrative trustees;

•	the duties and obligations of each trustee are governed by the applicable declaration of trust; and

•	we will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is located at 1680 Capital One Drive, McLean, Virginia 22102, and the telephone number for each trust is (703) 720-1000.

CERTAIN LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP and either the Corporation’s Chief Counsel or its Deputy General Counsel will pass upon certain legal matters in connection with the securities and Richards, Layton, & Finger, P.A. will pass upon certain legal matters in connection with Delaware law. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Morrison & Foerster, LLP will pass upon certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements of Capital One Financial Corporation appearing in Capital One Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Capital One Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

12,000,000 Securities

Capital One Capital II

$25 Liquidation Amount

7.50% Enhanced Trust Preferred Securities (Enhanced TRUPS®)

Fully and unconditionally guaranteed,

as described in this prospectus supplement, by

PROSPECTUS SUPPLEMENT

May 24, 2006

Citigroup

JPMorgan

Morgan Stanley

Wachovia Securities

Merrill Lynch & Co.

UBS Investment Bank

Banc of America Securities LLC

Barclays Capital

Credit Suisse

Deutsche Bank

Lehman Brothers

RBC Capital Markets